UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to § 240.14a-12
TAYLOR MORRISON HOME CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TaylorMorrison®

Annual Meeting of Stockholders

2026

Aurora at Luna Park | Southern California, CA

Message from our
Chief Executive Officer

Dear Stockholders:
You are cordially invited to attend the Taylor Morrison Home Corporation 2026 Annual Meeting of Stockholders on Thursday, May 21, 2026 at 8:00 a.m. PT. The 2026 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/TMHC2026. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the 2026 Annual Meeting in person.
Our board of directors has fixed the close of business on March 25, 2026 as the record date for determining those holders of our common stock entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders.
The Notice of Annual Meeting of Stockholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including proposals for the election of the directors named in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders (Proposal 1), an advisory vote to approve the compensation of our named executive officers (Proposal 2), an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 3) and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 4).
Our board of directors recommends that you vote “FOR” the director nominees named in this Proxy Statement, “FOR” each of Proposals 2 and 4 and for every “ONE YEAR” for Proposal 3. Each proposal is described in more detail in this Proxy Statement.
Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the meeting. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instruction form, as applicable.
Sincerely,

Sheryl D. Palmer
Chairman of the Board of Directors,
President and Chief Executive Officer
Scottsdale, Arizona
April 10, 2026

2026 Proxy Statement

Notice of Annual
Meeting of Stockholders
The 2026 Annual Meeting of Stockholders of Taylor Morrison Home Corporation (the “Annual Meeting”) will be held on Thursday, May 21, 2026 at 8:00 a.m. PT. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TMHC2026. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

01	To elect the directors named in this Proxy Statement and nominated by our board of directors to serve until the 2027 Annual Meeting of Stockholders;
02	To conduct an advisory vote to approve the compensation of our named executive officers;
03	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers;
04	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
05	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

This Notice of Annual Meeting of Stockholders and Proxy Statement are first being distributed or made available, as the case may be, on or about April 10, 2026.
By order of the board of directors,

Todd Merrill
Executive Vice President,
Chief Legal Officer and Secretary
Scottsdale, Arizona
April 10, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 21, 2026
This Proxy Statement and our Annual Report on Form 10-K are available at: www.proxyvote.com

WHEN
Thursday, May 21, 2026 8:00 a.m. PT.

WHERE
www.virtualshareholdermeeting.com/ TMHC2026

WHO CAN VOTE
Close of business on March 25, 2026.

Only holders of record of our common stock at the close of business on March 25, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

2026 Proxy Statement

2026 Proxy Statement

2026 Proxy Statement

Forward-Looking Statements
This Proxy Statement includes certain forward-looking statements within the meaning of the federal securities laws regarding, among other things, our intentions, plans, beliefs, expectations or predictions of future events, which are considered forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business and operations strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “can,” “could,” “might,” “project,” “target” or similar expressions. These statements are based upon assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read this Proxy Statement, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). Although we believe that these forward-looking statements are based upon reasonable assumptions and currently available information, you should be aware that many factors, including those described under the heading “Risk Factors” in the Annual Report and in our subsequent filings with the SEC, could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.
Our forward-looking statements made herein are made only as of the date of this Proxy Statement. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except as required by applicable law.

2026 Proxy Statement

Proxy Statement
Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the Proxy Statement before voting.
Proposals and
BOARD Voting Recommendations

01	Election of the director nominees named herein See Page 7	FOR
02	Advisory vote on the compensation of our named executive officers See Page 70	FOR
03	Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers See Page 72	ONE YEAR
04	Ratification of the appointment of our independent auditor for fiscal 2026 See Page 73	FOR

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote prior to the meeting via the internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 20, 2026. Stockholders may revoke their proxies at the times and in the manner described on page 4 of this Proxy Statement.
You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, your proxy card or the instructions that accompanied your proxy materials to join the Annual Meeting and to vote during the Annual Meeting.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 21, 2026
8:00 a.m. PT
This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/
TMHC2026.
RECORD DATE:
March 25, 2026
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote per share.

Voting Methods
VIA THE INTERNET
Visit www.proxyvote.com to vote
BY TELEPHONE
Call 1-800-690-6903 to vote
BY MAIL
If you received printed proxy materials, sign, date and return your proxy card or voting instruction form, as applicable, in the prepaid enclosed envelope to vote
ONLINE DURING THE
VIRTUAL ANNUAL MEETING
You may also vote ONLINE during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/
TMHC2026 and following the instructions. You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials

2026 Proxy Statement	i

Proxy Statement
For the 2026 Annual Meeting of Stockholders
General Information Concerning Proxies and Voting at the Annual Meeting
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the board of directors of Taylor Morrison Home Corporation (the “Company,” “TMHC,” “we,” “us,” or “our”), a Delaware corporation, of proxies to be voted at our 2026 annual meeting of stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. In accordance with the rules of the SEC, on or about April 10, 2026, we sent a Notice of Internet Availability of Proxy Materials (the “Notice) (or, upon your request, will deliver printed versions of these proxy materials) and made available our proxy materials over the internet to the holders of our common stock as of the close of business on March 25, 2026 (the “Record Date”).
Why is the Annual Meeting being webcast online?
The Annual Meeting will be conducted in an online, virtual format. We are pleased to continue to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our stockholders. This format allows stockholders to participate fully from any location, without the cost of travel and will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/TMHC2026, providing our stockholders with the opportunity for meaningful engagement with the Company.
How do I participate in the virtual meeting?
Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. No physical in-person meeting will be held.
To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/TMHC2026. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. Should you require technical assistance, support will be available by dialing 1-800-586-1548 (US) or 1-303-562-9288 (international) during the meeting; these telephone numbers will also be displayed on the meeting webpage.
What information is included in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, corporate governance, the compensation of current directors and certain executive officers for the year ended December 31, 2025, and other information.
Who is entitled to vote?
Holders of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 94,744,988 shares of our common stock outstanding and entitled to vote.

2026 Proxy Statement	1

GENERAL INFORMATION
How many votes do I have?
On any matter that is submitted to a vote of our stockholders, holders are entitled to one vote per share of common stock held by them on the Record Date. Holders of our common stock are not entitled to cumulative voting in the election of directors.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name.
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Limited, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote prior to the meeting over the internet, by telephone or by filling out and returning a proxy card by mail to ensure your vote is counted.
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.
Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TMHC2026 during the meeting. You will need the 16-digit control number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to enter the meeting and to vote online during the meeting.
Even if you plan to participate in the online meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to participate in the online meeting.
What am I voting on?
We are asking you to vote on the following matters in connection with the Annual Meeting:
1.	The election of the directors named in this Proxy Statement and nominated by our board of directors to serve until our annual meeting of stockholders to be held in 2027;
2.	An advisory vote to approve the compensation of our named executive officers;
3.	An advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
We will also consider any other business that may properly come before the Annual Meeting. At the date of this Proxy Statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above.

2	2026 Proxy Statement

GENERAL INFORMATION
How do I vote?
Vote by Internet
Stockholders of record may submit proxies over the internet by following the instructions on the Notice or, if you requested printed copies of the proxy materials, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their banks, brokers or other nominees. Please check your voting instruction form for Internet voting availability.
Vote by Telephone
Stockholders of record may submit proxies by telephone or mobile device by dialing (800) 690-6903 and following the recorded instructions. You will need the 16-digit control number included on your Notice or, if you requested printed copies of the proxy materials, the instructions printed on the proxy card in order to vote by telephone. Most beneficial owners may vote using any telephone or mobile device from within the United States by calling the number specified on the voting instruction forms provided by their banks, brokers or other nominees.
Vote by Mail
Stockholders of record may submit proxies by mail by requesting a printed proxy card and completing, signing and dating the printed proxy card and mailing it in the pre-addressed envelopes that will accompany the printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided by their banks, brokers or other nominees and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.
If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are “broker non-votes”?” regarding whether your bank, broker or other nominee may vote your uninstructed shares on a particular proposal.
Vote Online at the Annual Meeting
All stockholders as of the close of business on the Record Date can vote online at the Annual Meeting. You may vote and submit questions while attending the meeting online via live audio webcast. Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TMHC2026 during the meeting. You will need the 16-digit control number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet or by mail so that your vote will be counted if you decide not to attend.
Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?
The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost.
We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. In order to ensure such an experience, we will provide stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder and will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

2026 Proxy Statement	3

GENERAL INFORMATION
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment issues, are not pertinent to meeting matters and therefore will not be answered.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.
What can I do if I change my mind after I vote?
If you are a stockholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice stating that the proxy is revoked, bearing a date later than the proxy, to Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attn: Chief Legal Officer and Secretary, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the Annual Meeting or (c) attending the Annual Meeting and voting online. Stockholders of record may send a request for a new proxy card via e-mail to sendmaterial@proxyvote.com, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials or proxy card to submit a new proxy via the internet or by telephone.
Stockholders of record may also request a new proxy card by calling 1-800-579-1639. If you are a beneficial stockholder, you may revoke your proxy or change your vote by following the separate instructions provided by your bank, broker or other nominee. To change your vote or revoke your proxy during the Annual Meeting, you must have your 16-Digit control number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.
What constitutes a quorum at the Annual Meeting?
Transaction of business at the Annual Meeting may occur only if a quorum is present. A quorum will be present if at least a majority of the voting power of our outstanding common stock entitled to vote at the meeting is present in person or represented by proxy. Your shares will be counted towards the quorum if you vote by mail, by telephone or through the internet either before or during the Annual Meeting. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.
If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn, as discussed above under the heading “What can I do if I change my mind after I vote?”.
What are “broker non-votes”?
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given only with respect to “routine” items. If your shares are held by a bank, broker or other nominee on your behalf and you do not instruct the bank, broker or other nominee as to how to vote your shares on Proposals 1, 2 or 3, the bank, broker or other nominee may not exercise discretion to vote on those proposals because these proposals are considered “non-routine” by the New York Stock Exchange (“NYSE”). With respect to Proposal 4 regarding the ratification of the appointment of our independent registered public accounting firm, the bank, broker or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instructions.

4	2026 Proxy Statement

GENERAL INFORMATION
What are the voting requirements to elect directors and approve each of the other proposals described in this Proxy Statement?
The table below summarizes the vote required to approve each proposal described in this Proxy Statement, how votes are counted and how our board of directors recommends you vote:

	Vote Required	Voting Options(1)	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Broker Non-Vote	Impact of Abstain Vote
Proposal 1: Election of directors	Affirmative vote of a majority of the votes cast in respect of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter	“FOR” “AGAINST” “ABSTAIN”	FOR	NO	NONE	NONE
Proposal 2: Advisory vote to approve the compensation of our named executive officers	Affirmative vote of a majority of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter	“FOR” “AGAINST” “ABSTAIN”	FOR	NO	NONE	“AGAINST”
Proposal 3: Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers	Greatest number of affirmative votes cast(2)	“ONE YEAR” “TWO YEARS” “THREE YEARS” “ABSTAIN”	ONE YEAR	NO	NONE	NONE
Proposal 4: Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	Affirmative vote of a majority of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter	“FOR” “AGAINST” “ABSTAIN”	FOR	YES(3)	N/A	“AGAINST”

(1)
If you are a stockholder of record and just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” the director nominees listed herein and on the other proposals as recommended by our board of directors and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

(2)
The frequency that receives the highest number of votes cast by stockholders will be deemed the preferred frequency for future advisory votes on named executive officer compensation that has been selected by stockholders.

(3)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. Therefore, there will be no broker non-votes.
Who will count the votes?
Representatives of the Company will act as inspectors of election. Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.
Who will pay for the cost of this proxy solicitation?
We will bear the cost of the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from stockholders by telephone, by electronic communications, including by email, by letter, by facsimile, in person or otherwise. We will request banks, brokers or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the banks, brokers and other nominees, we will reimburse such holders for their reasonable expenses.

2026 Proxy Statement	5

GENERAL INFORMATION
We will also bear the cost of retaining any proxy solicitation firm, should we choose to retain one. We would expect the expenses associated with retaining any such proxy solicitation firm not to exceed $50,000.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice to each of our stockholders (other than those who have previously requested a printed copy of proxy materials) who held our common stock as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or proxy card (or, for beneficial holders, the voting instruction form) and request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request an electronic copy or printed copy may be found in the Notice and in the proxy card (or, for beneficial holders, in the voting instruction form). In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the costs and environmental impact of the Annual Meeting.
When will we announce the results of the voting?
We expect to announce the final voting results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If the final voting results are unavailable at that time, we will file a Current Report on Form 8-K announcing the preliminary results, followed by an amended Current Report on Form 8-K within four business days of the day the final results are available.

6	2026 Proxy Statement

PROPOSAL 1
Election of Directors
The Board of Directors Recommends a Vote
FOR
the Director Nominees Named Herein.
Board Composition
Our board of directors currently consists of nine members, eight of whom our board of directors has affirmatively determined to be independent under the NYSE listing standards and our corporate governance documents. Mr. David C. Merritt will not stand for reelection at this Annual Meeting, and the size of our board will be reduced to eight members. We acknowledge the outstanding service rendered by Mr. Merritt during his years on the board and wish him continued success in the future.
For more information on the current composition of our board of directors, see “Corporate Governance—Information About Our Board of Directors—Process for Identifying and Nominating Directors” and “Corporate Governance—Board Structure and Operations—Composition of Our Board of Directors.”
Upon the recommendation of our nominating and governance committee, our board of directors has nominated Messrs. Lane and Yip, and Mses. Mariucci, Ostis, Owen, Palmer, Warren and Whalen for election as members of our board of directors. Each of our director nominees currently serves as a director and, if elected at the Annual Meeting, will serve as a director until our annual meeting of stockholders to be held in 2027 and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Each of our director nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. If a nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board. The board of directors has no reason to believe that the nominees identified in this Proxy Statement will be unable or unwilling to serve as a director if elected.
Directors for Election to a One-Year Term Expiring at the 2027 Annual Meeting of Stockholders

Peter Lane Senior Advisor of Altamont Capital Partners Age: 61 Lead Independent Director since May 2017 Director since June 2012

Professional Experience:
•
Senior Advisor, Altamont Capital Partners (Since 2007)
A private equity firm, where he helps source, evaluate and monitor investments in the Industrials sector
•
Chief Executive Officer, AXIP Energy Services, LP (2010 to 2016)
Formerly known as Valerus Compression Services, an oilfield services company headquartered in Houston, Texas

•
Operating Partner, TPG Global, LLC (2009 to 2011)
•
Bain & Company
(1997 to 2009)
A global consulting firm where he led the Dallas and Mexico City offices, was Co-head of its Global Oil and Gas practice and became a Partner in 2003.

Education:
• B.S. in physics from the University of Birmingham in the United Kingdom	• M.B.A. from the Wharton School at the University of Pennsylvania
Qualifications and Expertise Provided to Our Board:
• Business Operations • Finance	• Corporate Governance
Other Public Company Directorships:
Current • Goosehead Insurance, Inc.

2026 Proxy Statement	7

PROPOSAL 1: Election of Directors

Anne L. Mariucci Board Chair of Banner Health Age: 68 Director since March 2014

Professional Experience:
• General Partner, MFP (Since 2006) A family office with diversified investment interests	• Del Webb Corporation Prior to 2003, she served in several senior management roles with responsibility for large-scale community development and homebuilding operations
Education:
• Undergraduate degree in Accounting and Finance from the University of Arizona	• Corporate Finance Program at the Stanford University Graduate School of Business
Qualifications and Expertise Provided to Our Board:
• Real Estate • Homebuilding • Capital Markets	• Mergers & Acquisitions • Corporate Governance
Other Public Company Directorships:
Current • Southwest Gas Holdings, Inc. • Centuri Holdings, Inc.	Past (Last 5 Years) • Berry Corporation • CoreCivic
Other Directorships:
Current • Banner Health (national nonprofit health care provider) • Arizona State University Enterprise Partners	• Investment Committee, ASU Endowment

Heather C. Ostis Chief Procurement Officer – Aerospace of Rolls-Royce Age: 47 Director since March 2025

Professional Experience:
•
Chief Procurement Officer – Aerospace, Rolls-Royce
(Since March 2026)
An aerospace and defense company
•
Chief Procurement Officer, Global Supply Chain, Starbucks
(2024 to 2026)
A roaster, marketer, and retailer of specialty coffee globally
•
Vice President, Supply Chain Management, Delta Air Lines
(2018 to 2024)
A major national and international airline
• Vice President, Global Procurement and Supply Chain, Aramark (2016 to 2018) • Wyndham Worldwide Led the global consolidation of its supply chain
Education:
• B.S. in Finance from Indiana University	• M.B.A. from George Mason University
Qualifications and Expertise Provided to Our Board:
• Global Procurement	• Supply Chain Management

8	2026 Proxy Statement

PROPOSAL 1: Election of Directors

Andrea (Andi) Owen Chief Executive Officer & Board Member of MillerKnoll, Inc. Age: 60 Director since July 2018

Professional Experience:
• President & CEO, MillerKnoll, Inc. (Since 2018) An influential modern design company	• Gap Inc. Served in various leadership roles during a 25-year career, including as Global President of Banana Republic from 2014 to 2017
Education:
• B.A. from the College of William and Mary • Advanced Management Program from the Harvard Business School’s AMP program	• Women on Boards: Succeeding as a Corporate Director from Harvard University
Qualifications and Expertise Provided to Our Board:
• Consumer Products • Global Operations • Marketing	• Executive Leadership • Corporate Governance
Other Directorships:
Current • The National Association of Manufacturers • HAY ApS	• The Right Place, Inc. • Business Leaders for Michigan • MillerKnoll Foundation

Sheryl D. Palmer Chairman and Chief Executive Officer of Taylor Morrison Age: 64 Director since 2007

Professional Experience:
•
Chairman & Chief Executive Officer, Taylor Morrison (Since 2007) As CEO since 2007 and Chairman since 2017, she has overseen the Company’s IPO and growth into one of the country’s largest homebuilders, with recognition as America’s Most Trusted Home Builder® for 11 consecutive years.

• Regional President, Morrison Homes (2006 to 2007)	• Area and Division President, Pulte Homes / Del Webb Corporation (2000 to 2005)
Qualifications and Expertise Provided to Our Board:
• Homebuilding & Real Estate • Public Company Leadership • Operations Management	• Corporate Governance • Industry & Community Leadership
Ms. Palmer’s nearly 40 years of industry experience make her a valuable member of the board of directors. In addition, as President and Chief Executive Officer, her board service supports strong alignment between management and governance.

Other Public Company Directorships:
Current • Carlisle Companies	Past (Last 5 Years) • Offerpad Solutions Inc. • Interface, Inc.
Other Directorships:
Current • Building Talent Foundation • Joint Center for Housing Studies (JCHS) Policy Advisory Board, Harvard University • HomeAid America

2026 Proxy Statement	9

PROPOSAL 1: Election of Directors

Denise F. Warren Chief Executive Officer of Netlyst, LLC Age: 62 Director since July 2018

Professional Experience:
•
CEO, Netlyst LLC
(Since 2016)
A consulting and advisory firm that focuses on digital business growth and scaling consumer and business-to-business recurring revenue streams
•
Tribune Publishing Company
(2015 to 2016)

•
The New York Times Company
Over a 26-year career, she served in various executive leadership roles, including as EVP of Digital Products and Services, General Manager of NYTimes.com and as SVP & Chief Advertising Officer

Education:
• B.S. in Management from Tulane University	• M.B.A. in Communications and Media Management from Fordham University
Qualifications and Expertise Provided to Our Board:
• Digital Marketing • Business Operations • Recurring Revenue Strategy	• Corporate Governance • Media & Technology Leadership
Other Public Company Directorships:
Current • Barnes & Noble Education
Other Directorships:
Current • Naviga • McClatchy Media

Amanda Whalen Chief Financial Officer of Klaviyo, Inc. Age: 51 Director since March 2026

Professional Experience:
•
CFO, Klaviyo, Inc. (Since 2022)
A B2C marketing automation platform
•
EVP and CFO, Walmart International, Walmart Inc.
(2017 to 2022)
A major national and international retail company
Various senior leadership roles

•
Various industries
(2008 to 2017)
Served as a finance and strategy executive
•
Bain & Company
(1997 to 2008)
Advised companies on growth strategy, operational transformation and organizational effectiveness

Education:
• B.A. from Princeton University	• M.B.A. from Massachusetts Institute of Technology Sloan School of Management
Qualifications and Expertise Provided to Our Board:
• Executive Leadership • Technology and Cybersecurity	• Accounting and Financial Reporting
Other Directorships:
Current • Brightwheel

10	2026 Proxy Statement

PROPOSAL 1: Election of Directors

Christopher Yip Partner at RET Ventures Age: 43 Director since November 2021

Professional Experience:
• Partner, RET Ventures (Since 2019) An early-stage venture capital firm focused on investing in companies that provide innovative technology solutions to the real estate industry	• Investor, TPG Capital Led private equity and growth equity investments and exits in technology-enabled business services for 12 years • Consultant, McKinsey & Company
Education:
• M.B.A. from Stanford University Graduate School of Business (Arjay Miller Scholar)	• Master’s degree in Computer Science and Bachelor’s degree in Economics from Harvard University
Qualifications and Expertise Provided to Our Board:
• Real Estate Technology • Private Equity & Growth Investing • Technology-Enabled Business Services	• Corporate Governance • Strategic Advisory

In the vote on the election of the director nominees, stockholders may:
•	vote FOR the nominee;
•	vote AGAINST the nominee; or
•	ABSTAIN.
Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the board of directors’ nominees. For each of the nine director nominees, the number of shares voted “FOR” at the Annual Meeting must exceed the total number of shares voted “AGAINST” such nominee for director in order to be elected. Proxies marked “ABSTAIN” and broker non-votes will have no effect on the outcome of this proposal. In an uncontested election of directors, any incumbent nominee who does not receive the requisite majority vote in an uncontested election must promptly offer to tender her or his resignation in accordance with our Corporate Governance Guidelines. The board will then decide whether to accept the resignation, based on the recommendation of the nominating and governance committee.
If a nominee ceases to be a candidate for election by the time of the Annual Meeting (a contingency that the board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of our board of directors.

2026 Proxy Statement	11

Corporate
Governance
Governance Highlights
We believe that effective corporate governance is critical to our ability to create long-term value for our stockholders. We have adopted and implemented charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability and responsibility and create a culture of honesty and integrity at our company. Our Corporate Governance Guidelines, Code of Conduct and Ethics, various other governance-related information and board committee charters are available on the Investor Relations page of our corporate website at www.taylormorrison.com.
Our commitment to strong governance practices is illustrated by the following:

What We Do
Majority independent Board
Fully independent Audit, Compensation & Nominating Committees
Independent Lead Director
Majority voting standard for directors
Director resignation policy
Annual Board & committee evaluations
Robust stock ownership guidelines
Clawback policy (NYSE compliant)
Double‑trigger equity vesting on change‑in‑control

What We Don’t Do
No classified board
No poison pill
No hedging or pledging of stock
No excise tax gross‑ups
No single‑trigger change‑in‑control vesting
No repricing of stock options without shareholder approval
No excessive perquisites
No guaranteed annual bonuses

Information About Our Board of Directors
Director Independence
Our board of directors consults with our legal counsel to ensure that the board’s independence determinations are consistent with relevant securities and other laws and regulations regarding director independence. To assist in the board’s independence determinations, each director completes materials designed to identify any relationships that could affect the director’s independence. In addition, through discussions among our directors, an analysis of independence is undertaken by the nominating and governance committee, and an affirmative determination is made by the board of directors. The board of directors has determined that Mses. Mariucci, Ostis, Owen, Warren and Whalen and Messrs. Lane, Merritt, and Yip are “independent,” as such term is defined by the applicable rules and regulations of the NYSE. Additionally, the board of directors previously determined that Fletcher Previn, who resigned from the board on September 14, 2025, was also “independent” for the portion of the 2025 fiscal year during which he served as a director. Additionally, each of these directors meets the categorical standards for independence established by our board of directors, as set forth in our Corporate Governance Guidelines.

12	2026 Proxy Statement

Corporate Governance
Director Qualifications
The board of directors has delegated to the nominating and governance committee the responsibility of reviewing and recommending nominees for membership of the board of directors. The nominating and governance committee seeks candidates from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Company’s Corporate Governance Guidelines reflect the policy of the nominating and governance committee that, when conducting a search to fill a vacancy on the board, any candidate pool will include candidates who are diverse in terms of race, ethnicity and/or gender. The assessment of director candidates includes, among other factors, an individual’s independence, which determination is based upon applicable NYSE rules, applicable SEC rules and regulations, our Corporate Governance Guidelines and input from legal counsel, if necessary, as well as consideration of age, skills, character and experience, and a policy of promoting diversity, in the context of the needs of the Company. Other characteristics, including, but not limited to, the director nominee’s material relationships with us, time availability, service on other boards of directors and their committees or any other characteristics which may prove relevant at any given time, are also reviewed by the nominating and governance committee for purposes of determining a director nominee’s qualification.
In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews such directors’ overall service to our Company during their respective term, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair such directors’ independence. In addition, pursuant to our Corporate Governance Guidelines, no person shall be nominated by the board of directors to serve as a director after he or she has passed his or her 72nd birthday, unless the nominating and governance committee has voted to waive the mandatory retirement age for such director at the time of nomination.
Summary of Individual Director Skills and Attributes
Our board reflects a diverse, highly engaged group of directors with a wide range of relevant experience. The following matrix provides information about our director nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors, which our board believes are relevant to our business and operations. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors and does not suggest that a director who is not listed as having any particular knowledge, skills, experiences or attribute is unable to contribute to the decision-making process in such area.

2026 Proxy Statement	13

Corporate Governance

Summary of Director Nominee Attributes and Experience	Lane	Mariucci	Ostis	Owen	Palmer	Warren	Whalen	Yip	Total
Executive Leadership Experience. Directors with executive leadership experience at large organizations typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	•	•	•	•	•	•	•	•	100%
Homebuilding / Real Estate Industry Experience. Directors with significant industry experience provide valuable perspective and insight into the company’s risks and opportunities, regulatory environment and business strategies.	•	•			•			•	50%
Technology / Cybersecurity. Directors with significant technology or cybersecurity related experience assist the board and the company at using technology to enhance our customer experience, implement digital strategies and oversee cyber security risk.						•	•	•	38%
Human Capital Management. Directors with significant human capital management experience assist the company with oversight of the implementation of a successful framework for workforce acquisition, workforce management and workforce optimization that results in the attraction, development and retention of top candidates with diverse skills and backgrounds.	•	•	•	•	•		•		75%
Public Company Board Experience. Directors with experience serving as a director of other public companies typically possess a strong understanding of effective corporate governance standards and practices.	•	•		•	•	•		•	75%
Risk Management. Experience with risk management is critical to foster an environment where risk management is an integral component of our strategy, culture and business operations and to ensure that policies and procedures are designed and implemented that are consistent with our risk appetite.	•	•	•	•	•	•	•	•	100%
Sustainability. Sustainability expertise strengthens the Board’s oversight and assures that strategic business imperatives and long term value creation are achieved within a sustainable, environmentally focused model.	•	•	•	•	•			•	75%
Global Experience. Global experience helps directors better understand and review our business and strategy in the context of the global economy and macroeconomic conditions.	•		•	•	•		•		63%
Finance / Accounting. An understanding of finance, financial statements and financial reporting processes enables our directors to better understand what drives our performance and develop financial strategies.	•	•	•	•	•	•	•	•	100%
Regulated Industry Experience. Directors with experience in large organizations facing diverse regulatory requirements provide valuable insight on strategies and practices to help the company navigate complicated compliance matters.	•	•	•		•		•		63%
Marketing / Sales. Relevant to the Company as it seeks to identify and develop new marketing strategies, develop its brands, and monitor consumer trends.	•		•	•	•	•			63%
Tenure. Diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company.	14	12	2	8	19	8	1	5	8.6 Years Average Tenure
Age. Age diversity provides the board with new perspectives in combination more tenured directors with existing deep experience and knowledge of the Company.	61	68	47	60	64	62	51	43	57 Years Average Age

14	2026 Proxy Statement

Corporate Governance
Process for Identifying and Nominating Directors
Nominees for our board of directors are recommended by the nominating and governance committee, which may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the nominating and governance committee through current board members, management, professional search firms, stockholders or other persons. The nominating and governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. With respect to Ms. Whalen, who was appointed to the board effective March 2026, she was recommended to the committee by a non-management director.
The nominating and governance committee will consider nominees proposed by our stockholders in accordance with the provisions contained in our By-laws. Each notice of nomination submitted in this manner must contain the information specified in our By-laws, including, but not limited to, information with respect to the beneficial ownership of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (1) the 90th day prior to the annual meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the annual meeting of stockholders, either by mail or other public disclosure.
The foregoing description of the advance notice provisions of our By-laws is a summary and is qualified in its entirety by reference to the full text of our By-laws. Accordingly, we advise you to review our By-laws for additional stipulations relating to the process for nominating directors, including advance notice of director nominations and stockholder proposals. See also “Additional Information—Submission of Stockholder Proposals at Next Year’s Annual Meeting.”
Board Tenure and Diversity
As noted above, consistent with the Company’s Corporate Governance Guidelines, the nominating and governance committee seeks director candidates from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise. In this regard, the nominating and governance committee’s director recruitment policies strive to promote diversity of knowledge, perspectives and viewpoints, in the context of the needs of the Company.
We also believe that diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company. Therefore, we aim to maintain an appropriate balance of tenure across our directors. In furtherance of the board’s active role in board succession planning, the board has appointed nine new directors since 2018.
Board Fellowship Program
In February 2023, we implemented a first-of-its-kind board fellowship program. Designed to grant board training opportunities to seasoned executive candidates that may come from broad professional and personal backgrounds, the fellowship program is open to any interested and qualified professionals. The program provides board experience to participants, which is expected to bolster their opportunities to secure a formal appointment as a director at other public companies while expanding the experiences and perspectives brought to Taylor Morrison’s board. Although participants have no voting rights, fellows attend quarterly board meetings and gain invaluable, real-world experience. There is a maximum of two board fellows serving at any one term.

2026 Proxy Statement	15

Corporate Governance
Board Structure and Operations
Composition of Our Board of Directors
In accordance with our Certificate of Incorporation and By-laws, the number of directors on our board is determined from time to time by our board of directors and is currently a nine-member board. The size of our board will be reduced to eight members following this Annual Meeting as Mr. Merritt will not be standing for re-election. Each director elected or appointed to the board will hold office for a term expiring at the annual meeting of stockholders following his or her election or appointment and until his or her successor has been duly elected and qualified, or until his or her earlier death, disqualification, resignation or removal. Subject to the special rights of the holders of one or more series of preferred stock, vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors.
Board Leadership Structure
Our board of directors does not currently have a policy as to whether the role of Chairman of our board of directors and the Chief Executive Officer should be separate. Our board of directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time.
In addition, our Corporate Governance Guidelines provide that, in order to maintain the independent integrity of our board of directors, if the Chairman of the board is not an independent director, the board of directors may appoint an independent director as lead director.
The board of directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our board of directors, with the assistance of the nominating and governance committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders. The board has determined that, at this time, it is in our and our stockholders’ best interests that our President and Chief Executive Officer serve as Chairman and that Peter Lane serve as our lead independent director with such role and responsibilities as set forth our Corporate Governance Guidelines, including, among others, (i) presiding at all meetings at which the Chairman of the board is not present, as well as at all executive sessions of the independent directors; (ii) serving as liaison between the Chairman and Chief Executive Officer and the independent directors; (iii) meeting with the Chairman and Chief Executive Officer to discuss board agendas, materials and the schedule of meetings; (iv) calling meetings of the independent directors, as needed; and (v) making himself available for communication with the Company’s stockholders. The board believes that Mr. Lane brings significant leadership, finance and corporate governance experience to the board that helps ensure strong and independent oversight and effective collaboration among the directors.
The board of directors believes that Ms. Palmer’s dual role is appropriate, given her extensive industry experience, as well as the depth and breadth of her institutional knowledge of the Company’s business, having served at length in a leadership position at the Company and on our board of directors. The board of directors further believes that this combined role of Chairman and Chief Executive Officer, counterbalanced by a lead independent director, is most suitable for us at this time and is in the best interest of our stockholders because it provides the optimal balance between independent oversight of management and unified leadership (i.e., the appropriate balance of authority between those persons charged with overseeing the Company and those who manage it on a day-to-day basis), promotes the development and execution of our strategy and facilitates the flow of information between management and the board of directors, which are essential to effective corporate governance.
Board’s Role in Risk Oversight
The board of directors oversees the business and affairs of the Company and monitors the performance of management. The fundamental responsibility of the board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the

16	2026 Proxy Statement

Corporate Governance
Company through meetings of the board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary. Our board exercises oversight of risk management consistent with its duties to the Company and its subsidiaries.
The audit committee is responsible for discussing with management our major financial, credit, liquidity and other risk exposures, as well as our risk assessment and risk management policies. The audit committee works directly with members of senior management and our internal audit staff to review and assess our risk management initiatives, including our compliance programs and cybersecurity initiatives, and reports as appropriate to the board. In addition, the audit committee meets as appropriate (1) as a committee to discuss our risk management guidelines and policies and risk exposures and (2) with our independent auditors to review our internal control environment and other risk exposures.
The compensation committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In the fulfillment of its duties, the compensation committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions and reports as appropriate to the board.
The board of directors as a whole also engages in the oversight of risk in various ways.
•
During the course of each year, the board of directors reviews the structure and operation of various departments and functions of our company, including its risk management and internal audit functions. In these reviews, the board of directors discusses with management the risks affecting those departments and functions and management’s approaches to mitigating those risks.

•	The board of directors reviews and approves each year’s management operating plan. These reviews cover risks that could affect the management operating plan and measures to cope with those risks.
•
In its review and approval of our annual reports on Form 10-K, the board of directors reviews our business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the document. The audit committee updates this review quarterly in connection with the preparation of our quarterly reports on Form 10-Q.

•
Management must obtain the approval of the board of directors before proceeding with any land acquisition above a pre-established threshold. When the board of directors reviews particular transactions and initiatives that require board approval, or that otherwise merit the board of directors’ involvement, the board of directors generally includes related risk analysis and mitigation plans among the matters addressed with management.

In addition to the foregoing, the Company has an enterprise risk management (“ERM”) committee. The ERM committee consists of members of our management team who work with other key members of management to identify, monitor and evaluate the Company’s risks and develop an approach to address and mitigate each identified risk. Each quarter, and more frequently, if necessary, the ERM committee reports its findings and recommendations to the audit committee, which then reports to the board of directors.
As part of its risk oversight regarding cybersecurity, management conducts quarterly cyber risk reviews, maintains a cybersecurity risk register, authorizes risk mitigation budgets and activities, and ensures appropriate resources are devoted to protecting against rapidly evolving cyber threats. The audit committee and the board of directors are also regularly updated on cybersecurity risk assessments, policy changes, significant incidents and preparedness levels. The Company’s Chief Information Officer updates the board of directors biannually on the state of the cybersecurity program, which includes a discussion of the most important cybersecurity risks facing the Company, an update on notable cybersecurity incidents and recent threats and a summary of the results of the Company’s recent independent cybersecurity assessments, among other items. In addition, the audit committee of the board of directors receives quarterly cybersecurity updates, which include reports on key cybersecurity metrics, cybersecurity headlines, current risks and mitigation strategies.
The day-to-day identification and management of risk is the responsibility of our management. As market conditions, industry practices, regulatory requirements and the demands of our business evolve, management and the board of directors intend to respond with appropriate adaptations to risk management and oversight.

2026 Proxy Statement	17

Corporate Governance
Majority Voting and Director Resignation Policy
In December 2021, our board of directors, following its strategic review of our corporate governance program, practices and policies and the recommendation of our nominating and governance committee, amended and restated our By-laws to provide, among other things, that director nominees in uncontested elections shall be elected by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any meeting of stockholders for the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee). In connection with the implementation of this majority vote standard, our board of directors also amended the Company’s Corporate Governance Guidelines to require each incumbent nominee who does not receive the requisite majority vote in an uncontested election to promptly offer to tender her or his resignation following certification of the stockholder vote. The board will then decide whether to accept the resignation, based on the recommendation of the nominating and governance committee, within 90 days following certification of the stockholder vote and will disclose its determination and its reasoning in a filing with the SEC. Any director who offers a resignation will not participate in the consideration by the nominating and governance committee or the board concerning whether to accept the offered resignation.
Human Capital
As of December 31, 2025, we employed approximately 3,000 full-time equivalent employees. Of these, approximately 2,500 were engaged in corporate and homebuilding operations, and the remaining approximately 500 were engaged in financial services. As of December 31, 2025, none of our employees were covered by collective bargaining agreements. We act solely as a general contractor, and all construction operations are supervised by our project managers and field superintendents who manage third party subcontractors. We use independent consultants and contractors for some architectural, engineering, advertising and legal services. We strive to maintain strong, collaborative relationships with our subcontractors, consultants and contractors.
Our people are our most valuable asset and are integral to the execution of our business strategy, operational excellence, and long-term performance. We focus on attracting, developing and retaining top talent with the expertise needed to support our operations and advance our strategic priorities. Our division and regional leaders average over 10 years with the Company. In addition, our executive leadership team, responsible for setting our overall strategic direction, averages 15 years with the Company. Many members of our leadership team have extensive career experience in the homebuilding industry, providing continuity, institutional knowledge, and deep operational expertise.
To attract and retain top talent in our industry, we offer our employees a broad range of company-paid benefits and highly competitive compensation packages. Our employees are eligible for medical, dental and vision insurance, a savings/retirement plan, life and disability insurance, various wellness programs and tuition reimbursement, along with other optional benefits designed to meet individual needs. We engage third-party compensation and benefits consulting firms to evaluate our programs and benchmark them against our peers.
We are also committed to employee development, learning, and internal advancement. Through our learning management system, employees have access to more than 5,000 online courses, as well as various training and leadership development programs tailored to various stages of career and leadership progression. These programs are designed to support skill development, leadership readiness, and succession planning, reinforcing our focus on building a sustainable talent pipeline.
Our human capital strategy is aligned with our broader strategies, including responsible workforce management, leadership continuity, employee engagement, and risk mitigation. We believe that investing in our people, promoting ethical leadership, and maintaining a strong culture enhances our ability to execute our strategy, manage operational risks, and deliver long-term value to our stakeholders.
Our human capital practices have been recognized through awards from independent, third-party workplace evaluations based on employee feedback. We view these recognitions as indicators of employee engagement and consider them alongside other qualitative and quantitative inputs as part of our broader human capital management program.

18	2026 Proxy Statement

Corporate Governance
Meetings of our Board of Directors
Our board of directors and its committees meet periodically during the year, hold special meetings as needed and act by written consent from time to time as deemed appropriate. During 2025, our board of directors met 5 times.
During 2025, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the board of directors and (b) the total number of meetings held by all committees of the board of directors on which such director served.
Each of our directors is encouraged, but is not required, to attend our annual meetings of stockholders. All of our then- serving directors attended our 2025 annual meeting of stockholders.
Executive Sessions of our Board of Directors
Generally, an executive session of the independent directors is held in conjunction with each regularly scheduled board meeting and at other times as deemed appropriate. Our lead independent director presides over such executive sessions.
Committees of Our Board of Directors
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. Each of the standing committees operates pursuant to a written charter, which is available on our corporate website at www.taylormorrison.com on the Investor Relations page. The following is a brief description of our committees, including their membership and responsibilities.
Audit Committee
Our audit committee assists the board in fulfilling its responsibilities by overseeing, among other things, (1) the integrity of financial information and other information provided to stockholders, investors and others; (2) the performance of our internal audit function and systems of internal controls; (3) our compliance with legal and regulatory requirements; and (4) risk management and oversight of our ERM committee. The audit committee also has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors and is responsible for the preparation of an audit committee report to be included in our annual proxy statement as required by the SEC. The audit committee also reviews and approves related person transactions in accordance with our Related Person Transaction Policy. See “Certain Relationships and Related Person Transactions–Related Person Transaction Policy.” During 2025, the audit committee met 9 times.
As of the date of this Proxy Statement, our audit committee was comprised of Mr. Merritt (Chair), Ms. Mariucci, Ms. Warren and Ms, Whalen. Under NYSE rules and SEC requirements, our audit committee must be comprised entirely of independent directors. Our board of directors has determined that each member of our audit committee has the financial literacy required by NYSE rules, is “independent” as defined under the independence requirements of the NYSE and the SEC applicable to audit committee members and qualifies as an “audit committee financial expert” as that term is defined under SEC rules.

2026 Proxy Statement	19

Corporate Governance
Compensation Committee
Our compensation committee, among other things, reviews and recommends policies and plans relating to the compensation and benefits of our directors, employees and certain other persons providing services to our Company and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our compensation committee also administers our clawback policies and stock ownership guidelines, as well as our incentive plans, our annual bonus plan and other benefit programs. The compensation committee has delegated authority to our Chief Executive Officer to issue equity awards to employees other than to executive officers and certain other senior members of our management. If at any time the compensation committee includes a member who is not a “non-employee director” within the meaning of Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, then either a subcommittee comprised entirely of individuals who are non-employee directors or the board of directors will approve any grants of equity-based compensation made to any individual who is subject to Section 16 of the Exchange Act. The compensation committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and other terms and conditions of the consultant’s retention. During 2025, the compensation committee met 4 times.
As of the date of this Proxy Statement, our compensation committee was comprised of Ms. Mariucci (Chair), Mr. Lane and Ms. Owen. Under NYSE rules, our compensation committee must be comprised entirely of independent directors. Our board of directors has determined that each member of our compensation committee is “independent” as defined under the independence requirements of the NYSE applicable to compensation committee members.
For additional discussion of the processes and procedures the compensation committee has used for the consideration and determination of executive officer and director compensation, please see “Compensation Discussion and Analysis.”
Nominating and Governance Committee
Our nominating and governance committee, among other things, provides assistance to the board of directors in identifying and recommending individuals qualified to serve as directors of our Company, reviews the composition of the board of directors and periodically evaluates the performance of the board of directors and its committees. The nominating and governance committee also recommends our various board committee memberships based upon, among other considerations, a director’s available time commitment, applicable regulatory considerations, background and/or the skill set it deems appropriate to adequately perform the responsibilities of the applicable committee. In addition, the nominating and governance committee develops and recommends corporate governance policies and procedures for us, including our Corporate Governance Guidelines, and monitors and reviews compliance with those policies. The nominating and governance committee is also responsible for reviewing and overseeing the overall adequacy of the Company’s sustainability risk management, strategy, initiatives and policies, including communications with employees, investors, and other stakeholders of the Company with respect to such sustainability matters. During 2025, the nominating and governance committee met 4 times.
As of the date of this Proxy Statement, our nominating and governance committee was comprised of Mr. Lane (Chair), Mr. Merritt and Mr. Yip. Under NYSE rules, our nominating and governance committee must be comprised entirely of independent directors. Our board of directors has determined that each of Messrs. Lane, Merritt and Yip are “independent” as defined under the independence requirements of the NYSE applicable to nominating and governance committee members.

20	2026 Proxy Statement

Corporate Governance

				Committee Membership*
Name	Age	Director Since	Independence	Nominating & Governance	Compensation	Audit
Peter Lane Lead Independent Director	61	2012		CHAIR	•
Anne L. Mariucci	68	2014			CHAIR	•
Heather C. Ostis	47	2025
Andrea Owen	60	2018			•
Sheryl D. Palmer Chairman and CEO	64	2007
Denise F. Warren	62	2018				•
Amanda Whalen	51	2026				•
Christopher Yip	43	2021		•

*	Does not include David C. Merritt, who will be retiring at the Annual Meeting. Amanda Whalen will step into the role of Chair of the Audit Committee effective as of the Annual Meeting.

57 YRS	8.6 YRS	5 MEETINGS
Average Age	Average Tenure	Held in 2025

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee in 2025 was, at any time during 2025 or at any other time, an officer or employee of the Company, and none had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2025.
Corporate Governance Guidelines and Code of Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines and a Code of Conduct and Ethics that are applicable to all members of our board of directors, executive officers and employees. We have posted these documents on the Investor Relations page of our corporate website at www.taylormorrison.com. We intend to post amendments to or waivers of, if any, certain provisions of our Code of Conduct and Ethics (to the extent applicable to our directors, our executive officers, including our principal executive officer and principal financial officer, or our principal accounting officer or controller, or persons performing similar functions) at this location on our website.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in such ownership.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required, all required reports under Section 16(a) of

2026 Proxy Statement	21

Corporate Governance
the Exchange Act of our directors, officers and beneficial holders of more than 10% of our common stock were timely filed since the beginning of 2025, except the Form 4 filing that was made late on behalf of Christopher Yip on October 3, 2025, to report the settlement of deferred stock units (“DSUs”) and the withholding of shares by the Company to cover tax withholding obligations.
Securities Trading Policy
We have a securities trading policy governing the purchase, sale, and/or other dispositions of our securities by employees and directors of the Company and by the Company itself. We believe that the securities trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us.
Additionally, our securities trading policy prohibits hedging, including, among other things, purchases of stock on margin, calls or similar options on Company stock or from selling our stock short. These types of transactions would allow employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees or directors may no longer have the same objectives as our other stockholders and, therefore, such transactions involving our stock are prohibited.
A copy of our securities trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Corporate Sustainability and Belonging Report
Our board has delegated oversight responsibility over the Company’s sustainability matters to the nominating and governance committee. In this capacity, the nominating and governance committee reviews and considers the Company’s policies and practices relating to environmental stewardship, corporate social responsibility and other public policy issues significant to the Company, including as documented in the Company’s Corporate Sustainability and Belonging Report.
The Company published its inaugural Corporate Sustainability and Belonging Report in April 2019 and published its latest report in July 2025. The reports demonstrate the Company’s commitment to integrating sustainable values into all aspects of its business and are intended to showcase in a single format how the Company makes sustainability core to its business. The reports reference the Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) standards in several instances spanning environmental, social and governance performance indicators and refer to the United Nations’ Sustainable Development Goals (SDGs) in areas where there is strong alignment with the Company’s policies and operations. The reports signal a significant advance in the Company’s sustainability reporting and transparency efforts. A copy of our most recent report is available on our company website at investors.taylormorrison.com/sustainability/default.aspx. The information contained on or accessible through the Taylor Morrison website, including the Company’s Corporate Sustainability and Belonging Report, is not considered part of this proxy statement. Further inquiries about our sustainability practices and policies can be directed to sustainability@taylormorrison.com.

22	2026 Proxy Statement

Director
Compensation
Annual Compensation
Directors who are our employees are not separately compensated by us for their service on our board of directors. For our other directors, referred to collectively as “non-employee directors,” we pay an annual cash retainer for their service on our board, which is payable to such directors in quarterly installments in arrears. The amount of the annual cash retainer depends on whether the director serves as a member or as chairman on any committees of the board of directors.
For 2025, our non-employee directors were entitled to receive the following compensation:
•	A base annual cash retainer of $85,000.
•	An additional $40,000 annual cash retainer for the Lead Independent Director of our board of directors.
•	An additional $40,000, $30,000 and $20,000 annual cash retainer for the chairman of the audit committee, compensation committee and nominating and governance committee, respectively.
•	An additional $12,000 annual cash retainer for each other member of the audit and compensation committees and $10,000 for each member of the nominating and governance committee.
•
In addition to cash retainers, our board of directors and compensation committee have determined that it is important to include an equity component in director compensation, because they believe it is vital for our directors who receive compensation from us to build and maintain a long-term ownership position in our business, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. In furtherance of this objective, each non-employee director receives an annual equity award of RSUs or, if they so elect as described below, deferred stock units (“DSUs”). For 2025, each non-employee director received an RSU or DSU grant with a grant date fair value of $175,000. The number of shares subject to the RSU or DSU grant is determined by dividing the aggregate grant date fair value by the closing price of our common stock on the grant date. The annual RSU or DSU award vests in full on the earlier of (i) the first anniversary of the grant date and (ii) the date of the Company’s annual meeting of stockholders immediately following the grant date, subject to the director’s continued service through such vesting date. Annual equity awards to our non-employee directors are typically granted following our annual stockholder meeting.

We also reimburse each of our directors for reasonable travel and other related expenses incurred to attend board and committee meetings.
Deferred Compensation Plan
Pursuant to the Taylor Morrison Home Corporation Non-Employee Director Deferred Compensation Plan (the “Director Plan”), non-employee directors may, for any calendar year, irrevocably elect to defer (i) receipt of shares of our common stock the director would have received upon vesting of RSUs granted as an annual equity award and (ii) receipt of all or a portion of their cash compensation earned for their service on our board of directors, in each case, in the form of unfunded DSUs under the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended and restated from time to time, the “2013 Omnibus Plan”). The purpose of the Director Plan is to enhance our ability to attract and retain non-employee directors with training, experience and ability who will promote our interests and to directly align the interests of such non-employee directors with the interests of our stockholders. Other than providing for deferred settlement and receipt of shares, DSUs in respect of deferred equity awards are subject to the same vesting conditions as RSUs granted as annual equity awards and vest in full on the first anniversary of the date the annual RSUs are granted, subject to the director’s continued service on such vesting date.
DSUs in respect of the director’s deferred cash compensation are fully vested as of the grant date and settle in a number of shares of our common stock equal to the amount of cash compensation deferred divided by the closing price

2026 Proxy Statement	23

Director Compensation
of our common stock on the date the cash compensation is deferred. DSUs and dividend equivalents thereon have no voting rights until the common stock underlying such DSUs are delivered and are settled in shares of common stock upon the earlier of a separation from service or a change in control.
Stock Retention Policy
Our board of directors has adopted a stock retention policy that requires non-employee directors to own shares of our common stock having an aggregate value no less than five times such director’s annual base cash retainer. Generally, non-employee directors must achieve the required minimum retention level within five years from the date of their election to our board of directors. As of December 31, 2025, all of our non-employee directors either met the retention level or are on track to meet the retention level within the required time frame.
2025 Director Compensation Table
The following table summarizes the compensation earned by, or awarded or paid to, those of our directors who, for the year ended December 31, 2025, were compensated for their service as directors. Ms. Palmer, our Chairman and CEO, is not compensated for her service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Peter Lane	157,000	174,986	331,986
Anne L. Mariucci	127,000	174,986	301,986
David C. Merritt	135,000	174,986	309,986
Heather Ostis	70,833	174,986	245,819
Andrea Owen	97,000	174,986	271,986
Fletcher F. Previn	59,972	174,986	234,958
Denise F. Warren	97,000	174,986	271,986
Christopher Yip	—	273,119	273,119

Notes:
(1)
For 2025, Mr. Merritt, Ms. Mariucci and Mr. Lane served as the chairman of our audit committee, compensation committee and nominating and governance committee, respectively. Ms. Ostis was appointed to the board of directors, effective as of March 1, 2025. On September 14, 2025, Mr. Previn resigned from the board of directors. Ms. Whalen was appointed to the board of directors, effective March 1, 2026 and therefore is not included in the table. For 2025, Mr. Yip elected to defer all of his 2025 earned cash compensation under the Director Plan and instead received fully vested DSUs, the value of which is reflected in the “Stock Awards” column. The following table sets forth retainer fees earned by our directors in 2025 (prorated for partial year service, if applicable):

Name	Annual	Lead Independent Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Peter Lane	$85,000	40,000		12,000	20,000
Anne L. Mariucci	$85,000		12,000	30,000
David C. Merritt	$85,000		40,000		10,000
Heather Ostis	$70,833
Andrea Owen	$85,000			12,000
Fletcher F. Previn	$59,972
Denise F. Warren	$85,000		12,000
Christopher Yip	$85,000				10,000

(2)
On May 22, 2025, Mr. Previn and Mses. Mariucci, Ostis and Warren received an annual equity grant of 3,096 RSUs, each valued at $56.52 per share, which was the closing sale price of our common stock on the grant date. Messrs. Yip, Lane and Merritt and Ms. Owen each elected to defer all of his

24	2026 Proxy Statement

Director Compensation
or her 2025 annual RSU award under the Director Plan and, instead, each received on May 22, 2025, an annual equity grant of 3,096 DSUs valued at $56.52 per share, which was the closing sale price of our common stock on the grant date. In addition, Mr. Yip elected to defer all of his 2025 earned cash compensation under the Director Plan and instead received fully vested DSUs the value of which is reflected in the “Stock Awards” column. The amount in this column reflects the aggregate grant date fair value of the RSU or DSU award, as applicable, calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of stock-based awards are discussed in Note 11 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(3)
As of December 31, 2025, the aggregate number of outstanding stock options, RSUs and DSUs, in each case as described below, subject to awards held by each of our non-employee directors were as set forth in the table below.

Name	RSUs (#)	DSUs (#)
Peter Lane(a)	—	73,904
Anne L. Mariucci(b)	3,096	21,994
David C. Merritt(a)	—	62,298
Heather Ostis(b)	3,096	—
Andrea Owen(a)	—	38,597
Fetcher F. Previn(c)	—	—
Denise F. Warren(b)	3,096	32,426
Christopher Yip(a)	—	24,899

(a)	Of the DSUs reported for each of Messrs. Yip, Lane and Merritt and Ms. Owen, 3,096 were unvested as of December 31, 2025, and are scheduled to vest on May 21, 2026.
(b)	The RSUs reported for Mses. Mariucci, Ostis and Warren were unvested as of December 31, 2025 and are scheduled to vest on May 21, 2026.
(c)	Mr. Previn forfeited his unvested RSUs on September 14, 2025 upon his resignation from the board of directors.

2026 Proxy Statement	25

Executive
Officers
The executive officers of the Company as of the date hereof are listed below.

Name	Age	Position
Sheryl D. Palmer	64	President, Chief Executive Officer and Chairman of the Board of Directors
Curt VanHyfte	58	Executive Vice President and Chief Financial Officer
Todd Merrill	54	Executive Vice President, Chief Legal Officer and Secretary

Sheryl D. Palmer

Ms. Palmer is the Chairman and Chief Executive Officer of Taylor Morrison. Under Ms. Palmer’s leadership Taylor Morrison was built from a small regional builder into one of the nation’s top six homebuilders. Through intentional leadership team development, disciplined organic growth, and strategic acquisitions, she shaped a company known for trust, performance, and long-term value creation. This approach has earned Taylor Morrison deep credibility with both internal and external stakeholders, reflected in being named America’s Most Trusted® Home Builder for 11 consecutive years by Lifestory Research, recognition by Forbes as one of the Most Trusted and Best Companies in America in 2025, inclusion on Newsweek America’s Most Responsible Companies list in 2024, and designation by U.S. News & World Report as a Best Company to Work For.
With Ms. Palmer’s dedication to community, Taylor Morrison has made a profound impact across the country through its involvement with “Extreme Makeover: Home Edition” and by building places of sanctuary for patients undergoing treatment at Banner MD Anderson Cancer Center.
Ms. Palmer’s passions extend beyond homebuilding and enter the many realms of leadership, supporting veterans and solving for homelessness. In fact, she was named Builder’s Hearthstone Humanitarian in 2021 and served as the Chairman of the National Board of Directors of HomeAid America from 2019 to 2021. Currently, she serves as Chairman of the Building Talent Foundation, an organization that partners with homebuilders to address the vast trade labor shortage. Ms. Palmer currently serves on the Carlisle Companies’ Board of Directors, which has a strong commitment to building energy-efficient homes in our industry. Previously, Ms. Palmer served as a member of the board of directors of Offerpad Solutions Inc., a leading publicly traded tech-enabled platform for buying and selling residential real estate, and Interface, Inc., a leading publicly traded global manufacturer of modular carpet. Additionally, she serves as an Executive Committee Member of the Joint Center for Housing Studies (JCHS) Policy Advisory Board at Harvard University.

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Executive Officers

Curt VanHyfte

Mr. VanHyfte became our Executive Vice President and Chief Financial Officer effective July 24, 2023. Mr. VanHyfte joined the Company in connection with the Company’s acquisition of William Lyon Homes (“WLH”) in February 2020, and had served as Interim Chief Financial Officer since May 1, 2023. Prior to serving as Interim Chief Financial Officer, Mr. VanHyfte served as the Company’s West Area President since November 2020. In such role, he was responsible for overseeing and driving operational excellence and growth for Western markets, including those in Arizona, California, Colorado, Washington and Oregon. While at WLH from 2019 to 2020, Mr. VanHyfte served as Division President of the Arizona division, where he led overall homebuilding operations in the Phoenix market. Prior to joining WLH, Mr. VanHyfte served at M/I Homes, Inc. as Area President, Chicago Division, responsible for homebuilding operations in the area. During his nearly 30-year career in homebuilding, he has held division, regional and national roles in finance and spent time as a Division President in Chicago, St. Louis, Houston and Phoenix for several homebuilders. Mr. VanHyfte earned a B.S. in accounting with a minor in business management from St. John’s University in Minnesota.

Todd Merrill

Mr. Merrill was appointed Taylor Morrison’s Executive Vice President, Chief Legal Officer and Secretary effective June 1, 2025. Mr. Merrill has over 20 years of experience at Taylor Morrison and has worked for the Company’s legal team in various capacities since 2004, most recently serving as Vice President and General Counsel of Operations from April 2022 until June 2025. Prior to joining the homebuilding industry, Mr. Merrill was a real estate partner at the Bush Ross, P.A. law firm in Tampa, Florida. He holds a Bachelor’s degree in Business Administration from Stetson University and a Juris Doctor degree from the Florida State University College of Law, where he was on the Law Review and Order of the Coif. He is a member of the State Bar of Florida.

2026 Proxy Statement	27

Compensation
Discussion and Analysis
This compensation discussion and analysis discusses our executive compensation programs for our named executive officers for our fiscal year ending December 31, 2025 and includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, or awarded or paid to, our named executive officers in the year. This section also describes processes we use in reaching compensation decisions and is intended to provide context for understanding the amounts in the tabular disclosure that follows. We have also highlighted our corporate results in 2025 and how these results led to the executive compensation we paid for the year. In addition, we highlight key attributes of our compensation programs for our named executive officers.
Business Performance
In 2025, Taylor Morrison executed on its strategic priorities to achieve another year of resilient financial performance, distinguishing itself amid a persistently challenging housing environment. We delivered 12,997 homes with a home closings gross margin of approximately 23%, reduced our SG&A expense ratio, and generated diluted earnings per share of $7.77. We also returned $381 million to shareholders via share repurchases, bringing cumulative share repurchases to over $1.5 billion since 2021. In total, these results produced 14% growth in our book value per share and a 13% return on equity, demonstrating our ability to generate healthy, through-the-cycle returns for shareholders.
Across substantially all key financial metrics, our full-year 2025 performance stands out. As compared to our publicly-traded homebuilder peers, we outperformed a majority of the industry on home closings gross margin, SG&A leverage, home closings growth, year-over-year earnings per share and return on equity. This outperformance reflects the effectiveness of our uniquely diversified portfolio, disciplined capital allocation strategy and the strength of our well-located communities that attract well-qualified homebuyers across the entry-level, move-up and resort lifestyle segments.

2025 key stats:

$8.1B	12,997	6.5M

total revenue	home closings at an average price of $597,000	shares repurchased for $381 million

$7.77	$1.8B	13%

earnings per diluted share	total liquidity	return on equity

28	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Source: Company filings for full-year 2025
Differentiated Strategy and Market Positioning
Our portfolio of over 340 communities is intentionally concentrated in prime, core submarkets with healthy long term demand fundamentals, limiting our exposure to more volatile tertiary submarkets. Further enhancing our business resiliency, our portfolio primarily caters to discretionary move up and resort-lifestyle homebuyers—which accounted for approximately 70% of our sales in 2025—complemented by selective entry level offerings that tend to attract well-qualified first-time homebuyers. We have further diversified our business by scaling our unique build-to-rent platform under the Yardly brand, which develops horizontal apartment-style communities that offer an alternative to traditional multi-family rental housing options. This balanced and diversified strategy has helped insulate our business during periods of softer consumer confidence and elevated pricing competition—as was evident in 2025.

Operational Excellence and Customer Focus
Throughout 2025, we continued to invest in operational efficiency, consumer insights and digital capabilities to enhance our customer experience and improve execution. Our industry-leading suite of digital sales tools—including our proprietary home reservation system, AI chatbot, and online appointment platform—enable our customers to control their homebuying experience with greater flexibility, transparency, and ease.
Supported by our focus on serving our homebuyers, we have been named America’s Most Trusted® Builder every year since 2016, reflecting consistent customer satisfaction and brand strength. In addition, we were recently named as one of Fortune’s World’s Most Admired Companies in 2026, and on Forbes’ Most Trusted and Best Companies in America lists in 2025. We believe these recognitions are indicative of the same execution and customer focus that drive our financial performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Since 2016	2025	2025	Since 2021	Since 2025	2019, 2020 and 2026

Since 2022	Since 2023	Since 2023	Since 2025	Since 2025	Since 2025

Positioning for 2026 and Beyond
Looking ahead to 2026, we are executing a deliberate strategy focused on responsible growth in high quality markets, portfolio optimization toward higher-margin move-up and resort lifestyle positions, and the disciplined return of capital to shareholders. Based on our lower beginning backlog, we expect to deliver fewer homes in 2026 as compared to 2025 as we execute responsible selling strategies and inventory management to drive healthy gross margin and sales paces. Beyond 2026, we continue to target outsized growth over the next many years, including a continued aspiration to reach 20,000 closings with the timing dependent on market opportunities. Supported by the attractive positioning of our portfolio, we intend to continue to strategically balance pace and price on a community-by-community level to optimize each community’s performance. Our capital allocation and strategic priorities are firmly rooted in generating attractive returns on our invested capital throughout housing cycles.

2026 Strategic Priorities
• Opening of more than 100 new community outlets, including more than 20 new Esplanade outlets, to drive meaningful growth in ending community count.

•
Recalibration of sales to a more normalized mix of spec and to-be-built homes, supported by rationalization of inventory positions, shifting consumer preferences and effective pricing and incentive strategies.

• Capital allocation firmly rooted in generating attractive returns on invested capital throughout housing cycles.

•
Disciplined land investment, focused in prime, core submarkets where long-term fundamentals are healthiest as we pivot away from non-core, tertiary submarkets where market dynamics are expected to remain pressured.

• Strategic use of innovative technologies, including our digital sales suite and AI-enabled tools, to enhance our operational efficiency and customer experience.
• Continued scaling of our Yardly build-to-rent platform, which is supported by a $3 billion land banking facility.
• Opportunistic and programmatic share repurchase strategy, supported by a $1 billion board authorization through December 31, 2027.

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COMPENSATION DISCUSSION AND ANALYSIS
Stockholder Engagement
We value the viewpoints of our shareholders and other key stakeholders and actively engage with them to discuss our strategic priorities and solicit their feedback. Our Chief Executive Officer, Chief Financial Officer, Corporate Chief Operations Officer and Vice President of Investor Relations regularly participate in industry conferences, roadshows and various one-on-one and group meetings with current and prospective shareholders.
We also welcome opportunities to host shareholders at our Corporate office and within divisions across the country to showcase our homes and communities and provide access to our team members. Feedback from these interactions is shared through discussions at meetings of the board of directors. Shareholders and other interested parties may access investor information about Taylor Morrison at the Investor Relations portion of our website at www.taylormorrison.com.
Prior Year’s Annual Meeting of Stockholders—Advisory Vote to Approve the Compensation of our Named Executive Officers
At our 2025 annual meeting of stockholders, 97.0% of the shares voted were cast in favor of the 2024 compensation of our named executive officers and our compensation philosophy, policies and practices. We were pleased to receive this strong support and took it into account as part of our annual analysis of the effectiveness of our compensation programs for our named executive officers.
We recognize that business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance and align executive pay with our performance. The compensation committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)” for additional information.
Our Named Executive Officers for 2025

President, Chief Executive Officer and Chairman of the Board of Directors	Sheryl D. Palmer
Executive Vice President and Chief Financial Officer	Curt VanHyfte
Executive Vice President, Chief Legal Officer and Secretary	Todd Merrill
Former Executive Vice President, Chief Legal Officer and Secretary*	Darrell C. Sherman

*	Mr. Sherman retired from the Company effective May 31, 2025 and was succeeded in his role by Todd Merrill, effective June 1, 2025.
Compensation Objectives and Philosophy
Our compensation programs reflect our philosophy to pay all of our executives, including our named executive officers, in ways that support our primary objectives of:
•	Aligning executives’ interests with stockholder interests in creating long-term value for our stockholders;
•	Encouraging a results-driven culture through a pay-for-performance structure;
•
Balancing long-term and short-term compensation and cash and equity-based compensation to ensure our executives are focused on the appropriate short-term financial and operational goals and long-term strategic objectives;

•	Attracting, retaining and motivating key talent; and
•
Aligning total compensation levels and plan design with those paid by our direct competitors in the highly competitive homebuilding sector as well as companies of comparable size and scope in other industries.

Our compensation structure is centered on a pay-for-performance philosophy, which is designed to align the interests of our executives and our stockholders, motivate our executives to achieve our targeted financial and other performance objectives and reward them for their achievements when those objectives are met. To help achieve these objectives, a significant

2026 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS
portion of our executive officers’ compensation is at-risk and provided in the form of variable or performance-based compensation with upside potential for strong performance, as well as downside exposure for underperformance. We believe this is appropriate given our executive officers’ ability to influence our overall performance.
We recognize the need for varied incentives to retain talent and encourage both present and future performance. To that end, we seek to provide a balance between short-term incentives, such as cash compensation through our annual incentive plan, and long-term incentives, such as equity-based compensation, which encourages focus on long-term strategic objectives by linking compensation to the satisfaction of our long-term performance goals. Having a long-term compensation component is also consistent with the long-term horizon inherent in the homebuilding industry for the realization of our assets that span over multiple years. In light of such objectives, we have determined that a significant portion of total compensation for 2025 would be delivered in the form of long-term equity-based compensation using a mix of stock options and RSUs, with both service-based and performance-based vesting.
The overall level and form of total compensation for our executive officers is intended to be reasonable in relation to, and competitive with, the compensation paid by similarly situated peer leaders in the highly competitive homebuilding industry, subject to variation for factors such as the individual’s experience, performance, duties, scope of responsibility, prior contributions and future potential contributions to our business. With these principles in mind, we structure our compensation programs as a competitive total pay package, which we believe allows us to attract, retain and motivate executives with the skill and knowledge we require and ensure the stability of our management team, which is vital to the success of our business. However, we do not have a policy of setting executive officer compensation levels within a fixed range of benchmarks of our peer companies.

Compensation Program Attributes

Consistent with the pay-for-performance and stockholder alignment objectives of our compensation philosophy, which are discussed in further detail below in this compensation discussion and analysis, our compensation programs for 2025 have the following attributes:

•
A balanced mix of short-term cash compensation and long-term equity-based compensation;
•
Use of multiple performance measures with no guaranteed incentive payouts;
•
Payouts in respect of performance awards under our executive compensation programs are capped;
•
A majority of the compensation paid to our executive officers is performance-based;
•
Limitations on the amount of awards that can be made under our equity incentive plans;
•
All programs are designed and overseen by an independent compensation committee that retains their own independent advisor;
•
An anti-hedging policy applicable to all employees (including our executive officers and directors) that prohibits purchases of our stock on margin, calls or similar options on our stock or selling our stock short;

•
Stock ownership and retention guidelines for our executive officers;
•
An appropriate level of severance protection to ensure continuity of service;
•
No single-trigger change in control features in any of our programs;
•
No gross ups for any excise or other penalty taxes related to compensation paid;
•
Forfeiture of equity awards upon violation of certain post-employment restrictive covenants;
•
Clawback of certain cash and equity incentive compensation; and
•
A modest use of perquisites, which do not make up a material portion of the compensation and benefits provided to our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS
Establishing and Evaluating Executive Compensation
Role of the Independent Compensation Consultant
For 2025, the compensation committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant. Semler Brossy provided and advised the compensation committee as set forth below:
•	Advised on trends and best practices in the areas of executive compensation;
•	Provided and reviewed market data on executive compensation levels and practices at our competitors;
•	Reviewed and advised on our compensation risk assessment procedures;
•	Evaluated our compensation discussion and analysis; and
•	Provided independent advice on director compensation.
Semler Brossy does not provide any other services to us, except at the direction of the compensation committee. We did not have any other relationships with Semler Brossy, and the compensation committee determined that Semler Brossy was independent and the work it performed in 2025 raised no conflicts of interest with us. The compensation committee has the sole authority to retain or terminate advisors to the compensation committee that assist in the evaluation of the compensation to our executive officers and directors.
Process—Role of Officers and Compensation Committee
The compensation committee is responsible for all compensation decisions for our executive officers. The Chairman of the compensation committee establishes compensation committee meeting agendas and works with Ms. Palmer, our Chief People Officer, and our Senior Vice President of Total Rewards to provide various types of information, including interim progress against performance targets, information about other homebuilding companies or other topics requested by the compensation committee to assist the compensation committee in making its decisions.
The compensation committee, after consultation with Ms. Palmer as to executive officers other than herself, reviews and determines base salary, annual cash incentive bonuses and long-term incentive compensation levels for each executive officer. The compensation committee reviews and approves for each executive officer the annual base salary, annual bonus performance targets, annual bonuses payable based on achievement of pre-established, compensation committee approved annual performance criteria and targets and long-term incentive compensation awards (including review and approval of target grant values, equity award design/mix, vesting terms, etc.). Ms. Palmer’s compensation levels are established by the compensation committee in its sole discretion. Ms. Palmer does not have any role or authority in determining her own compensation and she is not present for deliberations or decisions regarding her compensation.
Process—Factors Considered in Setting Compensation
The compensation committee believes that compensation decisions for our executive officers are complex and require consideration of many factors, including the overall competitive market environment, industry compensation levels, the officer’s individual performance and the Company’s performance.
Market Data (Competitors and General Industry). As mentioned above, the compensation committee does not set compensation levels for our executive officers within a fixed range of benchmarks of our peer companies; however, the compensation committee reviews such peer company information and market data to better assess the range of compensation needed to attract, retain and motivate executive talent in our highly competitive industry.
In connection with setting compensation, the compensation committee reviews data from the annual proxy statements of publicly traded homebuilders, as well as data from other published compensation survey sources, including FMI Corporation and Equilar, for compensation levels and trends as well as data on all direct pay elements for executives and uses such information to guide its decisions. In 2025, the compensation committee reviewed

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COMPENSATION DISCUSSION AND ANALYSIS
compensation data for the following publicly traded homebuilding companies (our “peer group”) in connection with setting compensation for our named executive officers. In addition to the removal of M.D.C. Holdings, Inc. which was acquired in April 2024, the Committee decided to add Century Communities to the peer group in 2025:

Beazer Homes USA Inc.	KB Home	PulteGroup Inc.
Century Communities	Lennar Corporation	Toll Brothers, Inc.
D.R. Horton, Inc.	Meritage Homes Corporation	TRI Pointe Homes, Inc.
Hovnanian Enterprises, Inc.	M/I Homes, Inc.	NVR, Inc.

Individual Performance. As mentioned above, in addition to considering market data, the compensation committee considers each executive officer’s individual performance in determining executive compensation levels, including the nature and scope of the executive’s responsibilities and the executive’s prior performance and expected future contributions. The compensation committee’s review of individual performance is general and subjective in nature and specific individual performance elements are tailored to the executive.
Company Performance. The compensation committee also considers the Company’s performance relative to its internal plans and also to the homebuilding industry in setting executive officer compensation levels for any given year taking into account general economic challenges as well as any specific opportunities or challenges facing our business.
Key Elements of Our Compensation Programs—Overview
The primary elements of our compensation structure are base salary, short-term incentive bonuses, long-term equity-based incentive awards and certain employee benefits and perquisites. A brief description of the objectives of each principal element of our executive compensation programs for 2025 are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives
Short-Term Incentives—Annual Bonus	Variable, performance-based compensation, most often paid in cash, earned based on achieving pre-established annual goals	Motivate executives to achieve or exceed our current-year financial goals and reward them for their achievements
Long-Term Incentives—Equity Based	Variable, equity-based compensation to promote achievement of longer-term goals and align with shareholder value creation
Align executives’ interests with those of our stockholders and encourage executive decision-making that maximizes growth and stockholder value creation over the long-term
Aid in retention of key executives and ensure continuity of management in a highly competitive market for talent

Employee Benefits and Perquisites (discussed below under “Other Program Attributes”)
Participation in all the Company’s broad-based employee health and welfare programs and retirement plans
Employee benefits vary based on individual elections and auto allowances are the only perquisites provided to our named executive officers
Aid in retention of key executives in a highly competitive market for talent by providing overall benefits package competitive with industry peers

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COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
The base salary component of executive officer compensation is intended to provide a competitive, stable level of minimum compensation to each executive officer commensurate with the executive’s role, experience and duties. The compensation committee annually reviews and approves base salaries for our executive officers based on several factors, including the individual’s experience, responsibilities, performance, expected future contribution, our expected financial performance and salaries of similarly situated executives of our public peers in the homebuilding industry and in general industries.
Based on its review of peer data and the factors cited above, the compensation committee increased the base salaries for Mr. VanHyfte and Mr. Sherman by $50,000. In addition, when Mr. Sherman retired, Mr. Merrill was provided a $62,600 promotional increase to assume the role of EVP, Chief Legal Officer. Accordingly, annualized base salaries for Ms. Palmer, Mr. VanHyfte, Mr. Merrill and Mr. Sherman were $1,075,000, $650,000, $450,000 and $550,000, respectively, for 2025.
Short-Term Incentives
The second component of executive officer compensation is short-term incentive annual bonuses based on Company performance. Tying a portion of total compensation to Company annual performance permits us to adjust the performance measures each year to reflect changing objectives and those that may be of special importance for a particular year. Through our short-term incentive compensation program (“STIP”), we seek to provide an appropriate amount of pre-established short-term cash compensation that is at-risk and tied to the achievement of certain short-term performance goals. For 2025, our annual STIP included two components: our 2025 Core Annual Incentive Plan (“Core AIP”) and our 2025 profit sharing bonus (“PS plan”).
In January 2025, the compensation committee established a target and total maximum incentive opportunity as a multiple of base pay for each named executive officer, expressed in dollars, inclusive of payments under our annual incentive plan and our profit sharing bonus. The target incentive opportunities were developed to provide a competitive target bonus opportunity relative to our peer group and considered the rigor of performance objectives in our plan. Our NEOs can earn anywhere from 1.5 (Mr. Merrill) to 2 times (Ms. Palmer and Mr. VanHyfte) their base salary at target performance. Half of each NEO’s target bonus opportunity is tied to target achievement of the Core AIP. The other half of the bonus opportunity is tied to “Plan” achievement of earnings before taxes (“EBT”) in our PS plan. The combination of these plans (Core AIP + PS) make up the entirety of the STIP. Each of the NEOs has the opportunity to achieve an above-target payout, up to the maximum opportunities in the table below, from our PS plan. In addition, each of the named executive officers had the opportunity to earn an additional bonus payout equal to one times their base salary to the extent the Company achieved maximum “extreme” performance under the 2025 PS plan. Set forth below is the allocation of each named executive officer’s bonus opportunity under the STIP.

	A	B	C	D	E
Name	Base Salary	Target Incentive Opportunity Multiple of Base	Total Target Incentive Opportunity $ (A x B)	Total Maximum Incentive Opportunity as Multiple of Base Salary	Total Maximum Incentive Opportunity $
Sheryl D. Palmer	1,075,000	2.0x	2,150,000	7.5x	8,062,500
Curt VanHyfte	650,000	2.0x	1,300,000	4.9x	3,185,000
Todd Merrill	450,000	1.5x	675,000	3.75x	1,687,500
Darrell C. Sherman(1)	550,000	2.0x	1,100,000	4.9x	2,695,000

(1)	Mr. Sherman retired from the Company effective May 31, 2025, and therefore was not eligible to receive any payouts under the Company’s annual STIP in respect of fiscal 2025.

2026 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS
2025 Annual Incentive Plan (Core AIP)
The 2025 Core AIP makes up 50% of the target STIP opportunity for our NEOs. The design of the plan is intended to incentivize meeting our Home Closings, Home Sales Gross Margin, and operational objectives.
Target / Maximum Amounts. The actual 2025 annual cash incentive bonus amounts were calculated based on a combination of objective performance measures and using the formula below. It is important to note that Target is the maximum level of achievement possible:

(1)	Except for Mr. Merrill whose target level was set at his new salary following his promotion.
Our “Actual Attainment Percentage” is an aggregated measure of the attainment of specific financial and operational performance goals for the Company as a whole expressed in the table below as a percentage. These performance goals are based on corporate and business objectives and are not tied to individual performance. Each goal (1) has an associated “threshold” and “target / maximum” percentage attainment level, with straight-line interpolation for attainment between levels, and (2) is weighted to reflect the compensation committee’s assessment of the goal’s importance in relation to our overall business objectives. Specifically, the percentage attainment of each goal is applied to the weighting factor (itself a percentage), and these numbers are totaled to set the Actual Attainment Percentage for the applicable performance period.
Establishing Performance Goals for 2025 Core Annual Incentive Plan. The approach to goal setting involved reviewing our prior year’s financial performance and our short-term and long-term strategic objectives given the then-current market conditions when goals were set in December 2024, among other things. The compensation committee also took into account the need for setting challenging goals that drive favorable performance outcomes and are reasonably rigorous to prevent unintended risks and behaviors, as well as to provide a competitive pay package necessary for the retention of our talent. The target / max payout level was designed to be achievable with strong management performance and aligned with the internal budget and the range of the midpoint of external guidance. Each performance metric and goal selected in our 2025 annual incentive plan targeted performance across multiple levels of our business. The table below sets forth each of the performance metrics used in our 2025 incentive plan and the objective for selecting each metric.

Metric	Objectives
Homes Closed	• Operational metric that measures our ability, and incentivizes our executives, to grow our core business
Adjusted Home Closings Gross Margin	• Encourages our executives to balance the price of our homes with costs and the pace at which we sell and construct them
Operation Stabilization Composite Score	• Encourages improvement in key metrics that are key indicators of our performance related to the numerous challenges that have impacted the homebuilding industry in recent years

Achievement of Corporate Performance Goals. The 2025 annual incentive plan performance goals applicable to our named executive officers were based 100% on total Company performance. The total actual attainment percentage for the 2025 bonus program was 52.5%. The compensation committee approved the 2025 goals set in the fourth quarter of 2024 based on industry information available and economic conditions at that time.

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COMPENSATION DISCUSSION AND ANALYSIS
For the period commencing January 1, 2025 through December 31, 2025, the applicable corporate performance goals were as follows:

Performance Period: January 1, 2025 – December 31, 2025 Corporate Performance
Performance Goals	Weight	Threshold	Target/Max	Actual Attainment	Actual Achievement of Target Percentage	Actual Attainment Percentage
Attainment level percentage		60%	100%
Homes Closed(1)	40%	13,300	13,800	12,997	94.2%	0%
Adjusted Home Closings Gross Margin(2)	40%	22.0%	23.2%	23%	99.1%	93.0%
Operation Stabilization Composite Score(3)	20%			15.5%		78.0%
Actual Attainment Percentage Performance Period						52.5%

(1)	Homes Closed is calculated based on full fiscal 2025 performance.
(2)
Adjusted home closings gross margin is a non-GAAP financial measure calculated as GAAP home closings gross margin (which is inclusive of capitalized interest), excluding inventory impairment charges and unique and unusual warranty charges.

(3)
“Operation Stabilization Composite Score” is based on improvement of construction cycle times, a qualitative evaluation of improvement of customer experience scores (home readiness and overall experience) as well as improvement in flash forecast accuracy.

2025 Profit Sharing Bonus
The second component of our STIP, which makes up the other 50% of our NEO’s STIP target opportunity, was our 2025 PS plan which provided participants with a bonus opportunity based on achievement of EBT and return on net assets (“RONA”)1 targets; a dynamic design incentivizing profitable growth with a focus on returns. The EBT goals and RONA tiers were based on our annual growth objectives and approved by the compensation committee after the full board approved the 2025 business plan and budget.
Target and Maximum Amounts. Similar to 2024, for 2025, our compensation committee approved the PS plan to further motivate and to provide an additional meaningful compensation opportunity to our corporate and field leadership teams, including our named executive officers for delivering extraordinary results by exceeding our profit and return goals.
Establishing Performance Goals for 2025 Profit Sharing Bonus. The compensation committee established baseline ($1,200.4 million), stretch ($1,300.6 million) and extreme ($1,416.2 million) EBT using the implied midpoint of our guidance for baseline, and established five separate RONA tier modifiers to provide incentive for growing RONA responsibly over multiple years: the Tier 1 RONA (0-7.54%) modifier was 33.3%; the Tier 2 RONA (7.55-15.04%) modifier was 66.7%; the Tier 3 RONA (15.05-22.54%) modifier was 100%; the Tier 4 RONA (22.55-29.90%) modifier was 133.3%; and the Tier 5 RONA (30% or more) modifier was 166.7%.
[1]
For purposes of our compensation plans, RONA is calculated as the quotient of (x) our net income from continuing operations in the applicable performance period, adjusted for certain permitted items, divided by (y) our net average assets in the applicable performance period (using our net asset balance (i.e., total assets less cash and less total liabilities) at the beginning and end of the applicable performance period, adjusted for certain permitted items). For 2025, the adjustments made to calculate net income and net assets were the same as the adjustments made to calculate adjusted net income as reported in our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS
Stretch EBT was set as 112.5% of Baseline Plan EBT and Extreme EBT was set as 122.5% of Baseline Plan EBT. For the named executive officers to receive a maximum bonus opportunity under the PS plan for 2025, the Company had to exceed its baseline plan EBT of $1,200.4 million by 22.5% and had to achieve a RONA in excess of 15.05%.The actual 2025 PS plan payouts were calculated as a multiple of base salary using the following formula:

Each named executive officer’s profit sharing salary multiple was then multiplied by the applicable RONA modifier set forth in the illustration above to arrive at the officer’s total profit sharing salary multiple, which was then multiplied by the officer’s base salary to arrive at the officer’s 2025 PS plan payout. The Achievement Percentages for Baseline, Stretch and Extreme performance goals reflect the Company’s achievement against the EBT targets provided above in the Establishing Performance Goals for 2025 Profit Sharing Bonus section, with straight-line interpolation for attainment within a particular level.
For 2025, each named executive officer’s Baseline, Stretch and Extreme Salary Multiple is set forth below:

Named Executive officer	Base Salary	Baseline Plan EBT Salary Multiple	Baseline Plan EBT Incentive Opportunity	Stretch EBT Salary Multiple(1)	Stretch EBT Incentive Opportunity	Extreme EBT Salary Multiple	Extreme EBT Incentive Opportunity
Sheryl Palmer	$1,075,000	1 times	$1,075,000	4.5 times	$4,837,500	1 times	$1,075,000
Curt VanHyfte	$650,000	1 times	$650,000	1.9 times	$1,235,000	1 times	$650,000
Todd Merrill	$450,000	.75 times	$337,500	1.25 times	$562,500	1 times	$450,000
Darrell Sherman(2)	$550,000	1 times	$550,000	1.9 times	$1,045,000	1 times	$550,000

(1)
Mr. Merrill’s profit sharing salary multiple opportunity is .75 times salary for Baseline Plan EBT opportunity, Stretch EBT Salary Multiple (1.25 times salary), and Extreme EBT opportunity (1 times salary). Other named executive officer’s profit sharing Stretch EBT Salary Multiple is equal to their 2025 total maximum incentive opportunity less their opportunity on the annual incentive plan opportunity (1 times salary), Baseline Plan EBT opportunity (1 times salary), and Extreme EBT opportunity (1 times salary).

(2)	Mr. Sherman retired from the Company effective May 31, 2025, and therefore was not eligible to receive any payouts under the 2025 PS plan.
Achievement of Corporate Performance Goals For 2025, the Company realized EBT of $1.104 billion and RONA of 15.23%, resulting in an unmodified profit sharing salary multiple of 92.0%.
2025 Short-Term Incentive Payout
Each NEO’s total short-term incentive opportunity consisted of two equally weighted components – the Core AIP and the PS plan – which were targeted at .75x (Mr. Merrill) or 1x (Ms. Palmer and Mr. VanHyfte) of the NEO’s base salary. For 2025, the Company achieved a payout of 52.5% of target under the Core AIP and 92.0% of target under the PS plan, resulting in a combined total short-term incentive payout of 72% of each NEO’s target bonus opportunity.
The compensation committee established the 2025 short-term incentive goals in the fourth quarter of 2024 based on industry and market conditions available at that time.
In early 2025, the homebuilding market encountered an unprecedented convergence of headwinds – sustained interest rate volatility, tariffs, affordability constraints that reached historic levels, and a marked decline in consumer confidence – creating operating conditions significantly more challenging than those reflected in the compensation committee’s fourth quarter 2024 goal setting assumptions.
Despite falling short of target under the plans, the compensation committee believes that management executed with discipline – preserving homebuilding gross margins, limiting homebuyer incentive costs, and responsibly managing EBT. As a result, the Company consistently exceeded consensus estimates and outperformed the majority of its peers in total shareholder return (TSR), revenue growth, and EBT growth for the year.

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COMPENSATION DISCUSSION AND ANALYSIS
In recognition of this relative outperformance, and after determining that payouts based solely on pre-established absolute goals would not adequately reflect the Company’s overall performance in the context of the operating environment, the compensation committee approved a modest adjustment to the short-term incentive payout. The final short-term incentive payout for each NEO was 91.25% of target.
The table below sets forth the weighted impact of adjusted performance against the incentive plan in the calculation of each NEO’s percentage of target incentive achieved and the resulting payout.

Named Executive Officer(1)	Target Incentive Opportunity $	Annual Bonus Actual Attainment (% of Target)	Profit Sharing Actual Attainment (% of Target)	Unadjusted Incentive Attainment (% of Target)	2025 Unadjusted Incentive Payout	Adjusted Incentive Attainment (% of Target)	2025 Adjusted Incentive Payout
Sheryl Palmer	$2,150,000	52.5%	92.0%	72%	$1,548,000	91.25%	$1,961,875
Curt VanHyfte	$1,276,923	52.5%	92.0%	72%	$919,385	91.25%	$1,165,192
Todd Merrill	$675,000	52.5%	92.0%	72%	$486,000	91.25%	$615,938

(1)	Mr. Sherman retired from the Company effective May 31, 2025, and therefore was not eligible to receive any payouts under the Company’s annual STIP in respect of fiscal 2025.
Long-Term Incentives—Equity Based
Philosophy. As mentioned earlier, we believe that equity awards are an important component of our executive compensation programs. Equity compensation aligns our executives’ and stockholders’ interests by linking rewards with achievement of return to our stockholders based on our long-term growth plan. Our equity compensation programs are designed to foster a long-term commitment to the Company by our named executive officers, provide a balance to the short-term cash components of our compensation programs and reinforce our pay-for-performance structure.
Overview. Equity-based compensation awards to our named executive officers in 2025 consisted of the following:
•
Options to purchase our common stock, upon satisfaction of service vesting conditions, granted under the 2013 Omnibus Plan. Stock options are intended to reward absolute stock appreciation and have no value unless the Company’s stock price increases above the stock price on the grant date;

•
Service-vesting RSUs, representing the right to receive, upon satisfaction of service vesting conditions, shares of our common stock, granted under the 2013 Omnibus Plan. The ultimate value of RSUs is tied to the future value of the Company’s stock price at future service-vesting dates, providing alignment with stockholder expectations for value creation over time. We also believe that service vesting RSUs provide a strong retention device for our key leaders; and

•
Performance-vesting RSUs, representing the right to receive, upon satisfaction of performance conditions, shares of our common stock, granted under the 2013 Omnibus Plan. These conditional RSUs may only be earned if the Company successfully executes on multi-year performance objectives that encourage long-term stockholder value creation and the named executive officer remains with the Company over the entire performance period.

A more detailed discussion of the terms of these awards follows.
Equity Awards
All equity awards issued to our named executive officers have been made pursuant to the terms of the 2013 Omnibus Plan. Awards granted under the 2013 Omnibus Plan are subject to the terms and conditions established by the compensation committee in the applicable award agreement and need not be the same for each participant. To date, all stock options granted under the 2013 Omnibus Plan have a term of ten years. Generally, equity awards are granted to our eligible employees, including our named executive officers, in connection with our annual award process. Equity awards are generally made in the first quarter of the year, on a consistent schedule shortly following the public release of our annual earnings.

2026 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS
2025 Equity Awards
The compensation committee determined that, like previous years, the annual equity grant for 2025 should include a mix of stock options and RSUs, a portion of which RSUs are subject to service vesting conditions and a portion of which are subject to performance vesting conditions. For 2025, the mix of equity awards remained highly performance-based thus providing alignment with stockholders on long-term value creation and also continuing to encourage retention.
In February 2025, the compensation committee approved annual equity awards for our employees, including our named executive officers. Based on recommendations from Semler Brossy, reviewing compensation practices of public companies generally, reviewing compensation practices of our peer group, and consideration of other factors deemed appropriate, the compensation committee decided to grant long-term incentive equity awards for 2025 as follows: 40% of the annual grant was awarded in the form of performance vesting RSUs (“Performance RSUs”), half of which vest based on the Company’s RONA and a relative TSR modifier, and half of which vest based on the Company’s Revenue and a relative TSR modifier, each as described below; 40% of the annual grant was awarded in the form of service vesting RSUs (“Service RSUs”); and 20% of the annual grant was awarded in the form of service vesting nonqualified stock options.
Performance RSUs based on a RONA performance goal are eligible to vest based upon our achievement of RONA during the final year of the three-year performance period beginning on January 1, 2025, and ending on December 31, 2027, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the performance achieved following the conclusion of the performance period. The total number of PSUs that vest will range from a threshold of 50% to a maximum of 200% of target as determined by measuring actual performance at the end of the performance period on December 31, 2027 against the specified RONA performance goals based on a pre-established scale. If RONA is below the threshold, no Performance RSUs based on RONA will vest.
Performance RSUs based on a Revenue performance goal are eligible to vest based upon our cumulative Revenue during the three-year performance period beginning on January 1, 2025, and ending on December 31, 2027, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the performance achieved following the conclusion of the performance period. The total number of PSUs that vest will range from a threshold of 50% to a maximum of 200% of target as determined by measuring actual performance at the end of the performance period on December 31, 2027 against the specified Revenue performance goals based on a pre-established scale. If Revenue is below the threshold, no Performance RSUs based on Revenue will vest. The 2025 Performance RSUs are also subject to an additional adjustment of -20% or +20%, based on the Company’s relative TSR performance (the “TSR Modifier”), as shown in the following chart:

Relative TSR Performance	TSR Modifier
≥75th percentile	+20% (Payout Factor increased by 20%)
≥25th percentile, but <75th percentile	0% (No adjustment to the Payout Factor)
<25th percentile	-20% (Payout Factor decreased by 20%)

After the end of the performance period, we will (i) calculate the total shareholder return (“TSR”) for the Company and for each company included in our peer group (as described above), (ii) rank each such company by TSR (lowest to highest), and (iii) determine the percentile rank of the Company’s TSR in such ranking to come up with our relative TSR performance for the performance period.
The TSR Modifier is applied at the end of the three-year performance period. Notwithstanding the preceding, if our TSR is negative, then the maximum PSU payout factor that may be achieved is “target” (i.e., not more than a 100% adjusted payout factor). The number of earned PSUs will not be determinable until the conclusion of the performance period when the TSR Modifier has been calculated.
The compensation committee selected these performance measures, RONA, Revenue and relative TSR for our 2025 long-term incentive program as it believes they best align with our current stockholder interests of strong financial

40	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
performance and increased profitability per share. The equal emphasis on RONA and Revenue incentivizes profitable growth aligning with our strategic plan. Additionally, RONA and Revenue are assessed from absolute measurement approach, thereby providing an internal performance perspective. Relative TSR provides an external performance perspective and encourages our executives to drive Company growth, stimulate high performance, and build long-term stockholder value. Finally, the measures assess performance at the conclusion of a three-year performance period, linking compensation opportunity to performance over an extended period. The approach to setting the RONA and Revenue performance goals involved a process of reviewing, among other things, our prior year’s financial performance and our short-term and long-term strategic objectives. The compensation committee also took into account the need for setting goals that are challenging yet reasonably achievable so as to provide a competitive pay package necessary for the retention of our talent. The target payout level was designed to be achievable with strong management performance and is generally aligned with the internal budget and midpoint of external guidance. The maximum level was designed to encourage and reward our named executive officers for outstanding performance.
The Service RSUs granted as part of the 2025 long-term incentive compensation program vest over a three-year period, with approximately 33 1/3% of the RSUs granted vesting on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date, and will be payable in shares of our common stock.
The nonqualified stock options granted as part of the 2025 long-term incentive compensation program vest over a four-year period, with approximately 25% of the stock options granted vesting on each of the first, second, third, and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date. Stock options are granted at an exercise price equal to the fair market value (the closing price on the NYSE) of our common stock on the grant date.
The table below shows the long-term incentive award opportunities established by the compensation committee relating to the 2025 long-term incentive compensation program. The compensation committee determined, following a review of peer data, to increase the target long-term incentive opportunities for Ms. Palmer and Mr. VanHyfte. Ms. Palmer’s opportunity was increased by $550,000 to $7,000,000 and Mr. VanHyfte’s opportunity was increased $262,500 to $1,500,000.
Award Opportunity Under 2025 Long-Term Incentive Program

Name	Base Salary	Target as % of Base Salary	Target Long-Term Incentive Opportunity
Sheryl D. Palmer	$1,075,000	651%	$7,000,000
Curt VanHyfte	$600,000	250%	$1,500,000
Todd Merrill	$450,000	150%	$675,000
Darrell C. Sherman	$500,000	160%	$800,000

2026 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS
On February 18, 2025, each of our named executive officers were granted the following equity awards under the 2013 Omnibus Plan and pursuant to our 2025 long-term incentive program:

Name	Options(#)(1)	Service-based RSUs(#)	RONA Performance RSUs (#)	Revenue Performance RSUs (#)
Sheryl D. Palmer	40,392	44,430	22,215	22,215
Curt VanHyfte	8,656	9,521	4,761	4,761
Todd Merrill(2)	1,505	1,655	828	828
Darrell C. Sherman	4,616	5,078	2,539	2,539

(1)	Stock options have an exercise price of $63.02 per share of common stock.
(2)
In connection with his appointment to Executive Vice President, Chief Legal Officer and Secretary, on June 18, 2025, Mr. Merrill was awarded an additional 2,642 options (with an exercise price of $57.42 per share of common stock), 2,886 Service Based RSUs, 1,443 RONA Performance RSUs and 1,443 Revenue Performance RSUs under the 2013 Omnibus Plan and pursuant to our 2025 long-term incentive program.

The actual number of awards granted were calculated by dividing the target long term incentive opportunity by the fair market value on grant date for both Service RSUs and Performance RSUs and the calculated Black Scholes value for stock options. For further information on the 2025 long-term incentive awards granted to our named executive officers, see the “Grants of Plan-Based Awards” table below.
2025 Performance Determinations With Respect to Outstanding Equity Awards
2023 Performance RSUs
In fiscal 2023, we granted our named executive officers Performance RSUs, half of which vested based on the achievement of RONA goals and a relative TSR modifier, and half of which vested based on the achievement of revenue goals and a relative TSR modifier.
Performance RSUs based on a RONA performance goal were eligible to vest based upon our achievement of RONA during the final year of the three-year performance period beginning on January 1, 2023 and ending on December 31, 2025, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the applicable level of performance achieved. The level of RONA performance that would result in an award of the “threshold,” “target” or “maximum” number of shares under these Performance RSUs are as shown in the following table, with linear interpolation used in the event that the actual results do not fall directly on one of the performance levels. If RONA is below the threshold, no shares will vest.

2025(1) Performance Level	RONA PSU Performance Goal	Attainment Percentage(2)
Threshold	13%	50%
Target	15%	100%
Maximum	17%	200%

(1)	In February 2026, our compensation committee certified the RONA Performance Goal for the 2023 Performance RSU award to be achieved at 15.23% resulting in an initial attainment percentage of 111.6%.
(2)	The number of shares earned is calculated by multiplying the attainment percentage by the target number of shares subject to award.

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COMPENSATION DISCUSSION AND ANALYSIS
Based on these results, our named executive officers earned the number of RONA-based Performance RSUs set forth in the following table, before application of the TSR Modifier, described below:

Name	Target RONA-Based Performance RSUs	Earned RONA-Based Performance RSUs
Sheryl D. Palmer	34,533	38,539
Curt VanHyfte	5,942	6,631
Todd Merrill	1,330	1,484
Darrell C. Sherman	4,605	5,139

The 2023 Performance RSUs based on RONA earned by our named executive officers were settled on February 23, 2026. As Mr. Sherman’s retirement with the company qualified as an “Eligible Retirement” (as defined below) under the Company’s equity award agreements, his 2023 RONA-Based Performance RSUs remained outstanding as of his retirement date and settled on February 23, 2026.
Performance RSUs based on a Revenue performance goal were eligible to vest based upon our Revenue during the final year of the three-year performance period beginning on January 1, 2023, and ending on December 31, 2025, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the performance achieved following the conclusion of the performance period. The level of Revenue performance that would result in an award of the “threshold,” “target” or “maximum” number of shares under these Performance RSUs are as shown in the following table, with linear interpolation used in the event that the actual results do not fall directly on one of the performance levels. If Revenue is below the threshold, no shares will vest.

2025(1) Performance Level	Revenue PSU Performance Goal	Attainment Percentage(2)
Threshold	$7.5B	50%
Target	$8.25B	100%
Maximum	$9.0B	200%

(1)	In February 2026, our compensation committee certified the Revenue Performance Goal for the Performance RSU award to be achieved at 91.4% resulting in an initial attainment amount of $8.12B.
(2)	The number of shares earned is calculated by multiplying the attainment percentage by the target number of shares subject to award.
Based on these results, our named executive officers earned the number of Revenue-based Performance RSUs set forth in the following table, before application of the TSR Modifier, described below:

Name	Target Revenue-Based Performance RSUs	Earned Revenue-Based Performance RSUs
Sheryl D. Palmer	34,533	31,563
Curt VanHyfte	5,942	5,431
Todd Merrill	1,330	1,216
Darrell C. Sherman	4,605	4,209

2026 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS
The 2023 Performance RSUs based on RONA earned by our named executive officers were settled on February 23, 2026. As Mr. Sherman’s retirement with the company qualified as an “Eligible Retirement” (as defined below) under the Company’s equity award agreements, his 2023 RONA-Based Performance RSUs remained outstanding as of his retirement date and settled on February 23, 2026.
The 2023 RONA- and Revenue-based Performance RSUs were also subject to an additional adjustment of -20% or +20%, based on the Company’s relative TSR performance (the “TSR Modifier”), as shown in the following chart:

Relative TSR Performance	TSR Modifier
≥75th percentile	+20% (Payout Factor increased by 20%)
≥25th percentile, but <75th percentile	No adjustment to the Payout Factor
<25th percentile	-20% (Payout Factor decreased by 20%)

In February 2026 our compensation committee certified our relative TSR for the 2023-2025 performance period was equal to the 58th percentile, resulting in no adjustment for the TSR Modifier. To determine the number of 2023 Performance RSUs actually earned, the target number of RSUs was multiplied by the payout factor, which number was further adjusted by applying the TSR Modifier. Based on these results, our named executive officers earned the number of Performance RSUs set forth in the following table:

Name	Earned RONA-Based Performance RSUs	Earned Revenue-Based Performance RSUs	TSR Modifier	Performance RSUs Actually Earned
Sheryl D. Palmer	38,539	31,563	0%	70,102
Curt VanHyfte	6,631	5,431	0%	12,062
Todd Merril	1,484	1,216	0%	2,700
Darrell C. Sherman	5,139	4,209	0%	9,348

2024 Performance RSUs
The 2024 Performance RSUs are eligible to vest based on the Company’s Revenue and RONA performance (following application of a TSR Modifier) during the final year of a three-year performance period beginning on January 1, 2024 and ending on December 31, 2026. Accordingly, the compensation committee will certify the performance goals for the 2024 Performance RSUs in 2027.
2025 Performance RSUs
As discussed above, the 2025 Performance RSUs are eligible to vest based on the Company’s RONA performance (following application of a TSR Modifier) during the final year of a three-year performance period beginning on January 1, 2025 and ending on December 31, 2027 and the Company’s cumulative Revenue performance (following application of a TSR Modifier) during the three-year performance period beginning on January 1, 2025 and ending on December 31, 2027. Accordingly, the compensation committee will certify the performance goals for the 2025 Performance RSUs in 2028.

44	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Other Program Attributes
Stock Ownership & Retention Requirements (Executive Officers)
The compensation committee believes it is important for key members of our senior management team and directors to build and maintain a long-term ownership position in our Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period.
In March 2018, our board of directors adopted stock ownership and retention guidelines that require our executive officers to own shares of our common stock having an aggregate value no less than the following:

Position	Share Ownership Guideline
Chief Executive Officer	6 x annual base salary
Other Executive Officers	2 x annual base salary

Generally, our executive officers must achieve the required ownership level within four years from the date that he or she first became an executive officer; however, with respect to our executive officers who were serving as of March 2018, such executive officers had until March 2022 to achieve the required minimum ownership level. Until the minimum ownership level is attained, executive officers must retain at least 50% of their equity, on a net, after-tax basis, in the Company (e.g., all forms of equity of the Company or convertible or exercisable into equity of the Company, whether vested or unvested, owned or beneficially owned, including stock option and restricted stock units granted under the under the 2013 Omnibus Plan). As of December 31, 2025, all of our executive officers met the minimum ownership guidelines.
See “Director Compensation—Stock Retention Policy” for additional information relating to our equity ownership policy for non-employee directors.
Anti-Hedging Policy
We have an anti-hedging policy in place that is applicable to all employees (including our executive officers and directors), prohibiting purchases of our stock on margin, calls or similar options on our stock, or selling our stock short.
Long Term Incentive Grant Procedures
The compensation committee generally makes annual awards of equity, including options, during an open trading window after the Company’s February release of year-end earnings. The compensation committee may make limited grants of long term incentives on other dates in connection with a promotion or to compensate newly hired executives for equity or other benefits forfeited upon termination of previous employment or to otherwise induce them to join our Company. Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or other equity grant dates.

2026 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS
During fiscal 2025, the compensation committee granted options to our named executive officers during an open trading window. However, the grant date occurred on February 18, 2025, which was one business day prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As required by Item 402(x) of Regulation S-K, we are providing the following information about these option grants.

Name	Grant Date	Number of Securities Underlying the award)	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award
Percentage Change in the Closing Market
Price of the Securities Underlying the
Award Between the Trading Day Ending
Immediately Prior to the Disclosure of
Material Nonpublic Information and the
Trading Day Beginning Immediately
Following the Disclosure of Material
Nonpublic Information

Sheryl D. Palmer	2/18/2025	40,392	63.02	$1,399,987	(1.78)%
Curt VanHyfte	2/18/2025	8,656	63.02	$300,017	(1.78)%
Todd Merrill	2/18/2025	1,505	63.02	$52,163	(1.78)%
Darrell C. Sherman	2/18/2025	4,616	63.02	$159,991	(1.78)%

Clawback Policies
Under our bonus clawback policy, we may recover all or part of any incentive annual cash bonus compensation awarded or paid to these employees in the event that we determine that our financial results must be restated to correct an accounting error due to material financial restatement, where our board of directors determines that fraud or misconduct led to the need for such restatement and where cash bonuses paid for the years subject to restatement would have been materially lower. In addition, if an equity plan participant receives an amount in excess of what should have been received under the terms of the award due to material noncompliance by the Company with any financial reporting requirement under the U.S. securities laws, any mistake in calculations or other administrative error, then the award will be cancelled with respect to any excess value, and the individual must promptly repay to us any such amount already received.
Our equity-based awards provide that all vested and unvested equity-based awards will be forfeited by our executives automatically upon a breach by them of any of the post-employment restrictive covenants (e.g., non-competes) to which they are subject. The executive would also be responsible for damages suffered by us in connection with any such breach. In addition, pursuant to the terms of our equity awards, in the event an equity plan participant has engaged in or engages in activity that constitutes “cause” under our equity plan or is in conflict with or adverse to the interest of the Company as determined by the compensation committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the equity award, may at the compensation committee’s discretion, be canceled without payment and (ii) the compensation committee, in its discretion, may require participant to forfeit and pay to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon on the exercise or settlement of such equity awards, or the subsequent sale of acquired shares. We view this recovery of awards feature as a necessary element of our equity-based program as it deters activities that would likely cause significant harm to our business.
In 2023, our compensation committee also adopted an Incentive Compensation Clawback Policy in accordance with NYSE listing standards implementing Exchange Act Rule 10D-1. The policy provides for mandatory recoupment of any excess incentive-based compensation received by current and former executive officers (including the named executive officers) on or after October 2, 2023 in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under federal securities laws. The policy applies to all “incentive compensation,” which includes any compensation received by our executive officers that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, as defined in the listing standards.

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COMPENSATION DISCUSSION AND ANALYSIS
In addition, we reserve the right to adopt any additional clawback policies as may be necessary to protect our compensation policies and objectives and as may be required by law.
Employee Benefits and Perquisites
We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short-and long-term disability coverage, a 401(k) defined contribution plan and a home purchase rebate program providing employees with a 5.5% rebate on purchases of homes built by us.
Employees who have been with us since on or before December 31, 2010, including certain of our named executive officers, were eligible to accrue pension benefits under a cash balance pension plan, which was frozen to new accruals and participants as of December 31, 2010. Under this plan, prior to 2011, our predecessor company contributed a specified percentage of each employee’s salary each quarter (generally based on the participant’s age) to the participant’s account balance, and employees vested in their accounts after five years of service. For further information on pension benefits for our named executive officers, see the “Pension Benefits” table below.
Perquisites for our named executive officers are limited to monthly auto allowances. In addition, we own a fractional interest in a private aircraft used for business travel, which is managed by a third-party provider. Occasionally, guests are permitted to accompany our named executive officers on business travel when there is additional seating available on the aircraft, which is treated as a taxable benefit to the executive. While perquisites help to provide competitive total compensation packages to the named executive officers in a cost-efficient manner by providing a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation programs. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe doing so is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment, motivation and/or retention purposes.
Employment Agreements
Each of our named executive officers is party to an employment agreement with Taylor Morrison, Inc., which specifies the terms of the executive’s employment including certain compensation levels and is intended to assure us of the executive’s continued employment and provide stability in our senior management team. In addition to the terms of the employment agreements described under the heading “—Employment Agreements” which follows the “Summary Compensation Table” below, each employment agreement provides salary continuation and other benefits in the event of certain terminations of employment.
Accounting Matters
Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the compensation committee considers in determining the amount, form and design of each pay component for our named executive officers, but it is only one of many factors considered in setting such compensation.
Certain Tax Matters
Section 162(m) of the Code
For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our named executive officers, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.
These tax effects are only one factor considered by our compensation committee when entering into compensation arrangements. Our compensation committee believes that it should not be constrained by the requirements of

2026 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS
Section 162(m) of the Code if those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where the Company believes it is appropriate to do so.
Section 280G of the Code
Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.
The employment agreement with Ms. Palmer provides that, to the extent Ms. Palmer would be subject to Section 280G or 4999 of the Code, Ms. Palmer’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if Ms. Palmer’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made, and the executive paid the applicable excise tax. We do not provide any gross ups for excise or other penalty taxes related to compensation paid to any of its executives, including our named executive officers.
Compensation Committee Report
The compensation committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with our management. Based on its reviews and discussion with management, the compensation committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for the Taylor Morrison Home Corporation 2026 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
COMPENSATION COMMITTEE
Anne L. Mariucci (Chair)
Peter Lane
Andrea Owen

48	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
The following table summarizes the compensation earned by, or awarded or paid to, each of our named executive officers for the years ended December 31 for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Sheryl D. Palmer President, Chief Executive Officer and Chairman of the Board of Directors	2025	1,075,000	413,875	5,599,957	1,399,987	1,548,000	7,305	31,273	10,075,397
	2024	1,075,000	—	5,160,013	1,290,184	7,853,951	4,655	31,290	15,415,093
	2023	1,057,692	370,648	4,800,052	1,199,996	6,845,958	6,842	69,924	14,351,112
Curt VanHyfte Executive Vice President and Chief Financial Officer	2025	641,346	245,807	1,200,089	300,017	919,385	—	25,797	3,332,441
	2024	593,077	—	989,981	247,540	2,769,301	—	25,684	4,625,583
	2023	515,096	—	880,097	219,985	1,988,059	—	24,732	3,627,969
Todd Merrill Executive Vice President, Chief Legal Officer and Secretary	2025	422,404	129,938	540,088	135,016	486,000	4,797	43,902	1,762,145
Darrell C. Sherman Former Executive Vice President, Chief Legal Officer and Secretary(6)	2025	243,576	—	640,032	159,991	—	1,717	14,320	1,059,636
	2024	500,000	—	640,031	160,032	2,353,000	552	23,835	3,677,451
	2023	500,000	261,194	640,060	159,996	1,941,750	1,588	22,932	3,527,520

(1)
The amounts shown in this column are the aggregate grant date fair values, assuming no risk of forfeiture, calculated in accordance with FASB ASC Topic 718 for Performance RSUs and Service RSUs granted during the applicable year using the assumptions discussed in Note 11 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of the Service RSU awards was calculated using the closing price of our common stock on the grant date multiplied by the number of shares underlying the Service RSU award. The grant date fair value of the Performance RSUs to be earned was calculated using grant date fair value on the grant date based on probable outcome of performance.

If the grant date fair value of the 2025 Performance RSUs were determined assuming maximum level of performance achievement at the end of the three-year performance period, determined at the time of grant (220% of the target award, which assumes application of a +20% TSR modifier), the above amounts would be increased by the following: Ms. Palmer—$3,359,974, Mr. VanHyfte—$720,092, Mr. Merrill—$343,484 and Mr. Sherman—$384,019.
(2)
The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards calculated in accordance with FASB ASC Topic 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 11 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(3)
For 2025, the amounts reported in this column were earned under our annual cash incentive bonus program and PS plan, which are described above (see “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses”).

(4)
These amounts do not represent realized compensation; rather, they represent an actuarial adjustment to the present value of accumulated benefits under our Taylor Morrison Cash Balance Pension Plan from the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the applicable fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the applicable fiscal year.

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COMPENSATION DISCUSSION AND ANALYSIS
(5)	For each of our named executive officers, “All Other Compensation” for 2025 consists of the payments that are shown in the table below:

Name		401(k) Company Match ($)	Company Paid Life Insurance Premiums ($)	Auto Allowance ($)	Taxable Relocation ($)	Total ($)(a)
Sheryl D. Palmer	2025	$15,936	$882	$14,455		$31,273
Curt VanHyfte	2025	$15,880	$882	$9,035		$25,797
Todd Merrill	2025	$15,855	$882	$7,788	19,377	$43,902
Darrell C. Sherman	2025	$10,961	$368	$2,991		$14,320

(a)
In addition to the perquisites identified in this footnote, guests of Ms. Palmer occasionally accompany her on business travel on the Company’s fractionally owned aircraft for which we incurred no incremental costs during 2025.

(6)
Mr. Sherman served as the Company’s Executive Vice President, Chief Legal Officer and Secretary until his retirement on May 31, 2025. Amounts under “Stock Awards” and “Option Awards” represent the grant date fair value of equity awards considered granted to Mr. Sherman under FASB ASC Topic 718 on February 18, 2025. Although Mr. Sherman’s 2025 Performance RSUs, Service RSUs and stock option awards were forfeited by Mr. Sherman upon his retirement based upon their terms, they are nonetheless required to be reported in the Summary Compensation Table.

50	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Grants of Plan-Based Awards
The following table summarizes awards under our annual cash incentive bonus program, annual PS plan and awards granted under the 2013 Omnibus Plan as part of our 2025 long-term incentive plan to each of our named executive officers in the year ended December 31, 2025. All numbers have been rounded to the nearest whole dollar or share.

Name and Type of Award	Committee Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sheryl D. Palmer
2025 Annual Bonus Program			258,000	1,075,000	1,075,000
2025 Profit Sharing Program(4)				1,075,000	6,987,500
Options(5)	1/24/25	2/18/2025								40,392	63.02	1,399,987
Service RSUs(5)	1/24/25	2/18/2025							44,430			2,799,979
Performance RSUs(5)(6)	1/24/25	2/18/2025				10,098	22,215	48,873				1,399,989
Performance RSUs(5)(7)	1/24/25	2/18/2025				10,098	22,215	48,873				1,399,989
Curt VanHyfte
2025 Annual Bonus Program	1/24/25		153,231	638,462	638,462
2025 Profit Sharing Program(4)				638,462	2,490,002
Options(5)	1/24/25	2/18/2025								8,656	63.02	300,017
Service RSUs(5)	1/24/25	2/18/2025							9,521			600,013
Performance RSUs(5)(6)	1/24/25	2/18/2025				2,164	4,761	10,474				300,038
Performance RSUs(5)(7)	1/24/25	2/18/2025				2,164	4,761	10,474				300,038
Todd Merrill
2025 Annual Bonus Program			81,000	337,500	337,500
2025 Profit Sharing Program(4)				337,500	1,350,000
Options(5)	1/24/25	2/18/2025								1,505	63.02	52,163
Service RSUs(5)	1/24/25	2/18/2025							1,655			104,298
Performance RSUs(5)(6)	1/24/25	2/18/2025				376	828	1,822				52,181
Performance RSUs(5)(7)	1/24/25	2/18/2025				376	828	1,822				52,181
Options(5)	3/13/25	6/18/2025								2,642	57.42	82,853
Service RSUs	3/13/25	6/18/2025							2,886			165,714
Performance RSUs(5)	3/13/25	6/18/2025				656	1,443	3,175				82,857
Performance RSUs(5)(7)	3/13/25	6/18/2025				656	1,443	3,175				82,857

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COMPENSATION DISCUSSION AND ANALYSIS

Name and Type of Award	Committee Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Darrell C. Sherman
2025 Annual Bonus Program	1/24/25		53,077	221,154	221,154
2025 Profit Sharing Program(4)				221,154	862,501
Options(5)	1/24/25	2/18/2025								4,616	63.02	159,991
Service RSUs(5)	1/24/25	2/18/2025							5,078			320,016
Performance RSUs(5)(6)	1/24/25	2/18/2025				1,154	2,539	5,586				160,008
Performance RSUs(5)(7)	1/24/25	2/18/2025				1,154	2,539	5,586				160,008

(1)
Under our 2025 annual bonus program, each named executive officer is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, as described in “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses—2025 Annual Bonus Program.”

In the case of our 2025 annual bonus program, these columns show the potential amount of the bonus if performance goals were attained at certain threshold, target or stretch (maximum) levels. Note that for the 2025 annual bonus program, the “threshold” amount assumes that the only performance goal achieved (at the threshold level) was the goal that accounts for the least weight in our calculation of the Actual Attainment Percentage when achieved at the threshold level (excluding the Company’s Operation Stabilization Composite Score, which had no threshold level of attainment). Under our 2025 PS plan, each named executive officer is also eligible to receive an annual profit sharing bonus for the fiscal year if the Company attains certain performance goals, as described in “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses—2025 Profit Sharing Bonus Program.” Actual awards under the 2025 PS plan have no assigned threshold or target amount and are only subject to a pre-determined maximum; accordingly, no threshold or target amounts are listed for these awards.
(2)
Amounts reflect the Performance RSUs granted under our 2025 long-term incentive program. Performance RSUs will be eligible to vest at the end of the three-year performance period based upon the Company’s performance against RONA and Revenue goals, subject to the named executive officer’s continued employment through the date after the performance period that the compensation committee determines and certifies the applicable level of performance achieved. The threshold amounts shown reflect the number of shares which will be delivered assuming that threshold attainment is met for the performance goals, including application of a -20% TSR modifier. The maximum amounts shown reflect the number of shares which will be delivered assuming maximum attainment against performance goals, including application of a +20% TSR modifier. Please refer to the “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Long-Term Incentives—Equity Based—2025 Equity Awards” for additional information.

(3)
Amounts in this column show the grant date fair value of the stock options, Service RSU awards and Performance RSU awards granted to our named executive officers using the assumptions discussed in Note 11 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The stock options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NYSE on the date of grant. The grant date fair value of the Performance RSU awards were computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date.

(4)
Represents the payout opportunity under the 2025 PS plan, which is equal to a multiple of each named executive officer’s base salary as described in “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses—2025 Profit Sharing Bonus Program.”

(5)	Amounts represent grants of stock options, Service RSUs and Performance RSUs with respect to our annual long-term incentive plan.
(6)	Represents Performance RSUs which vest subject to achievement of RONA performance goals with a relative TSR Modifier.
(7)	Represents Performance RSUs which vest subject to achievement of Revenue performance goals with a relative TSR Modifier.

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COMPENSATION DISCUSSION AND ANALYSIS
Employment Agreements
Sheryl D. Palmer
Ms. Palmer is party to an amended and restated employment agreement with Taylor Morrison, Inc. dated October 12, 2021, as amended on July 26, 2022 and October 20, 2025, pursuant to which she serves as our President and Chief Executive Officer. Ms. Palmer’s employment agreement provides that her employment under the terms of the employment agreement will continue in effect until it is terminated by us or by her. Under her employment agreement, Ms. Palmer receives an annual base salary of $1,000,000, which is subject to review and adjustment from time to time and which was adjusted to $1,075,000 in March 2023. In addition, she is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. For a description of Ms. Palmer’s 2025 annual cash bonus, see “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses.” Pursuant to the terms of her employment agreement, Ms. Palmer is eligible to receive equity-based compensation awards from time to time, as determined by our board of directors or our compensation committee in its sole discretion. Ms. Palmer currently participates in our long-term incentive plan, and for 2025 was eligible to receive long-term incentive awards with a target value equal to 651% of her base salary. She is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.
Ms. Palmer’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Arrangements with Named Executive Officers.”
Curt VanHyfte
Mr. VanHyfte is party to an Amended and Restated Employment Agreement dated as of July 24, 2023 pursuant to which he serves as our Executive Vice President and Chief Financial Officer. Pursuant to the terms of his employment agreement, Mr. VanHyfte employment with the Company will continue in effect until terminated by the Company or by Mr. VanHyfte, and Mr. VanHyfte will be entitled to receive (i) an annual base salary of $550,000, which is subject to review and adjustment from time to time and which was adjusted to $600,000 in March, 2024; and (ii) equity-based compensation awards under the Taylor Morrison Home Corporation 2013 Omnibus Plan, as determined by the Board or Committee in its sole discretion. Mr. VanHyfte is also eligible to receive an annual cash bonus under his Employment Agreement. For a description of Mr. VanHyfte’s 2025 annual cash bonus, see “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses.” Mr. VanHyfte currently participates in our long-term incentive plan, and for 2025 was eligible to receive long-term incentive awards with a target value equal to 250% of his base salary. He is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.
Mr. VanHyfte’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Arrangements with Named Executive Officers.”
Todd Merrill
Mr. Merrill is party to an employment agreement with Taylor Morrison, Inc. dated May 16, 2025, pursuant to which he serves as our Executive Vice President, Chief Legal Officer and Secretary. Mr. Merrill’s employment agreement provides that his employment under the terms of the employment agreement will continue in effect until it is terminated by us or by him. Under his employment agreement, Mr. Merrill receives an annual base salary of $450,000, which is subject to review and adjustment from time to time. In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. For a description of Mr. Merrill’s 2025 annual cash bonus, see “Compensation Discussion and Analysis-Key Elements of Our Executive Compensation Programs-Overview-Annual Cash Incentive Bonuses.” Pursuant to the terms of his employment agreement, Mr. Merrill is eligible to receive equity-based compensation awards from time to time, as determined by our board of directors or our

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COMPENSATION DISCUSSION AND ANALYSIS
compensation committee in its sole discretion. Mr. Merrill currently participates in our long-term incentive plan, and for 2025 was eligible to receive long-term incentive awards with a target value equal to 150% of his base salary. He is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.
Mr. Merrill’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “-Potential Payments upon Termination or Change in Control-Severance Payments and Benefits under Employment Arrangements with Named Executive Officers.”
See “Compensation Discussion and Analysis-Annual Cash Incentive Bonuses” and “Compensation Discussion and Analysis-Long-Term Incentives-Equity Based” for additional details regarding the grants made to each of our named executive officers under the terms of our short-term and long-term incentive compensation programs.
Darrell C. Sherman
Mr. Sherman was party to an amended and restated employment agreement with Taylor Morrison, Inc. dated October 12, 2021, as amended on July 26, 2022, pursuant to which he served as our Executive Vice President and Chief Legal Officer. Under his employment agreement, Mr. Sherman received an annual base salary of $550,000, which was subject to review and adjustment from time to time. In addition, he was eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. For a description of Mr. Sherman’s 2025 annual cash bonus, see “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses.” Pursuant to the terms of his employment agreement, Mr. Sherman was eligible to receive equity-based compensation awards from time to time, as determined by our board of directors or our compensation committee in its sole discretion. Mr. Sherman participated in our long-term incentive plan, and for 2025 was eligible to receive long-term incentive awards with a target value equal to 160% of his base salary. He was also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.
As previously disclosed, Mr. Sherman retired from the Company effective May 31, 2025. Mr. Sherman’s retirement was classified as an “Eligible Retirement” (as defined below) under the Company’s equity award agreements. As such, (i) a combined 6,848 unvested service based RSUs with a value of $385,405 were accelerated upon his retirement (this award settled on January 9, 2026); (ii) 6,994 unvested profit sharing RSUs with a value of $393,622 were accelerated upon his retirement (this award settled on January 9, 2026); (iii) a combined 13,494 unvested options were accelerated upon his retirement with a value of $230,208, based on the spread between the applicable exercise price and the closing price of the Company’s common stock on Mr. Sherman’s retirement date and (iv) his unvested performance based RSUs granted in 2024 will remain outstanding and eligible to vest at the conclusion of the relevant performance period based on actual company performance. Mr. Sherman’s unvested service based RSUs, performance based RSUs and options granted in 2025 were forfeited upon his retirement.
See “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses” and “Compensation Discussion and Analysis—Long-Term Incentives—Equity Based” for additional details regarding the grants made to each of our named executive officers under the terms of our short-term and long-term incentive compensation programs.

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Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of our named executive officers as of the end of 2025. All numbers have been rounded to the nearest whole dollar or share.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)(1)	Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(2)
Sheryl D. Palmer
Options(3)	2/19/2019	140,122	—	18.18	2/19/2029
Options(3)	2/10/2020	112,360	—	26.28	2/10/2030
Options(3)	2/16/2021	151,307	—	28.32	2/16/2031
Options(3)	2/11/2022	83,671	27,891	29.08	2/11/2032
Options(3)	2/21/2023	41,753	41,754	34.75	2/21/2033
Service RSUs(4)	2/21/2023					23,022	1,355,305	—	—
Performance RSUs(5)	2/21/2023					—	—	69,066	4,065,915
Options(3)	2/23/2024	10,398	31,194	56.48	2/23/2034
Service RSUs(4)	2/23/2024					30,454	1,792,827	—	—
Performance RSUs(5)	2/23/2024					—	—	45,680	2,689,182
Options(3)	2/18/2025	—	40,392	63.02	2/18/2035
Service RSUs(4)	2/18/2025					44,430	2,615,594
Performance RSUs(5)	2/18/2025							44,430	2,615,594
Profit Sharing RSUs(6)	3/12/2025					15,037	885,228
Curt VanHyfte
Options(3)	2/11/2022	—	3,081	29.08	2/11/2032
Options(3)	2/21/2023	5,984	5,985	34.75	2/21/2033
Service RSUs(4)	2/21/2023					3,300	194,271
Performance RSUs(5)	2/21/2023					—	—	9,900	582,813
Options(3)	7/31/2023	1,141	1,141	48.42	7/31/2033
Service RSUs(4)	7/31/2023					661	38,913	—	—
Performance RSUs(5)	7/31/2023					—	—	1,984	116,798
Options(3)	2/23/2024	1,995	5,985	56.48	2/23/2034
Service RSUs(4)	2/23/2024					5,843	343,977	—	—
Performance RSUs(5)	2/23/2024					—	—	8,764	515,937
Options(3)	2/18/2025	—	8,656	63.02	2/18/2035
Service RSUs(4)	2/18/2025					9,521	560,501
Performance RSUs(5)	2/18/2025							9,522	560,560
Profit Sharing RSUs(6)	3/12/2025					8,231	484,559

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COMPENSATION DISCUSSION AND ANALYSIS

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)(1)	Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(2)
Todd Merrill
Options(3)	2/12/2018	1,756	—	24.04	2/12/2028
Options(3)	2/19/2019	4,149	—	18.18	2/19/2029
Options(3)	2/10/2020	4,056	—	26.28	2/10/2030
Options(3)	2/16/2021	5,613	—	28.32	2/16/2031
Options(3)	2/11/2022	3,259	1,087	29.08	2/11/2032
Options(3)	2/21/2023	1,607	1,608	34.75	2/21/2033
Service RSUs(4)	2/21/2023					887	52,218	—	—
Performance RSUs(5)	2/21/2023					—	—	2,660	156,594
Options(3)	2/23/2024	391	1,173	56.48	2/23/2034
Service RSUs(4)	2/23/2024					1,146	67,465	—	—
Performance RSUs(5)	2/23/2024					—	—	1,718	101,139
Options(3)	2/18/2025	—	1,505	63.02	2/18/2035
Service RSUs(4)	2/18/2025					1,655	97,430	—	—
Performance RSUs(5)	2/18/2025					—	—	1,656	97,489
Options(3)	6/18/2025	—	2,642	57.42
Service RSUs(4)	6/18/2025					2,886	169,899	—	—
Performance RSUs(5)	6/18/2025					—	—	2,886	169,899
Darrell C. Sherman
Options(3)	2/21/2024	5,159		56.48	2/23/2035
Performance RSUs(5)	2/21/2023					—	—	9,210	542,193
Performance RSUs(5)	2/23/2024					—	—	5,666	333,557
(1)	For additional information on vesting upon specified termination events or a change in control, see “—Potential Payments Upon Termination of Employment or Change in Control.”
(2)	Calculated using the NYSE closing price of $58.87 per share of our common stock on December 31, 2025, the last trading day of 2025.
(3)
These stock options vest and become exercisable ratably in four substantially equal installments of 25% of the stock options granted on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(4)
Service RSUs vest ratably in three substantially equal installments of 33 1/3% of the RSUs granted on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(5)
Performance RSUs vest based on the achievement of performance goals over a three-year performance period, generally subject to continued employment through the final date that the compensation committee determines and certifies the level of performance achieved under the applicable performance measures at the end of each year in the three-year performance period; provided that the number of earned Performance RSUs will not be finally determinable until the end of the three-year performance period when the compensation committee certifies the extent to which the TSR modifier (upward or downward) is required to be applied.

Amounts in the “Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested” column reflect the number of Performance RSUs that could vest as of the end of the performance period based on performance through December 31, 2025. Performance RSUs that vest based on RONA and Revenue that were granted in 2023 are reported in the table based on actual performance for the completed cycle. Performance RSUs that vest based on RONA and Revenue that were granted in 2024 and 2025 are reported in the table at target.
See “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Long-Term Incentives—Equity Based” for additional information regarding the performance periods applicable to the respective performance measures.
(6)
Profit sharing RSUs generally vest in two installments of approximately 50% on each the first and second anniversaries of the grant date, subject to continued employment through the applicable vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS
Option Exercises and Stock Vested Table
The following table provides information concerning the exercise and/or vesting of equity awards during 2025 on an aggregated basis for each of our named executive officers. All numbers have been rounded to the nearest whole dollar or share.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sheryl D. Palmer	—	—	154,250	9,562,461
Curt VanHyfte	15,916	609,442	19,695	1,216,762
Todd Merrill	—	—	5,977	370,572
Darrell C. Sherman	21,967	847,276	35,673	2,258,678

(1)
Computed by determining the spread value per share of the shares acquired based on the difference between: (a) the closing price of our common stock on the NYSE on the date of exercise and (b) the exercise price of the stock options.

Mr. VanHyfte’s value is based on the following:

Award	Exercise Date	Number of Options Exercised	Average Price per Share at Exercise	Exercise Price per Share
2020 Option Award	8/6/2025	1,501	$65.48	$26.28
2021 Option Award	8/6/2025	7,125	$65.17	$28.32
2021 Option Award	8/6/2025	1,128	$65.20	$31.55
2022 Option Award	8/20/2025	1,080	$68.24	$29.08
2022 Option Award	8/22/2025	5,082	$69.97	$29.08

Mr. Sherman’s value is based on the following:

Award	Exercise Date	Number of Options Exercised	Average Price per Share at Exercise	Exercise Price per Share
2021 Option Award	8/22/2025	5,502	$69.63	$28.32
2022 Option Award	8/22/2025	8,114	$69.61	$29.08
2023 Option Award	8/22/2025	8,351	$69.62	$34.75

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COMPENSATION DISCUSSION AND ANALYSIS
(2)	The value realized on vesting was based on the closing price of our common stock on the NYSE on the applicable vesting dates as set forth below for each of our named executive officers.
a.	Ms. Palmer’s value is based on the following:

Award	Vesting Date	Number of RSUs Vested/Settled	Closing Price per Share on Vesting Date
2022 Performance RSUs	2/11/2025	90,784	$62.39
2022 Service RSU	2/11/2025	25,218	$62.39
2023 Service RSU	2/21/2025	23,022	$60.79
2024 Service RSU	2/21/2025	15,226	$60.79

b.	Mr. VanHyfte’s value is based on the following:

Award	Vesting Date	Number of RSUs Vested/Settled	Closing Price per Share on Vesting Date
2022 Performance RSUs	2/11/2025	10,027	$62.39
2022 Service RSU	2/11/2025	2,786	$62.39
2023 Service RSU	2/21/2025	3,300	$60.79
2023 Service RSU	7/31/2025	661	$59.28
2024 Service RSU	2/21/2025	2,921	$60.79

c.	Mr. Merrill’s value is based on the following:

Award	Vesting Date	Number of RSUs Vested/Settled	Closing Price per Share on Vesting Date
2022 Performance RSUs	2/11/2025	3,536	$62.39
2022 Service RSUs	2/11/2025	983	$62.39
2023 Service RSUs	2/21/2025	886	$60.79
2024 Service RSUs	2/21/2025	572	$60.79

d.	Mr. Sherman’s value is based on the following:

Award	Vesting Date	Number of RSUs Vested/Settled	Closing Price per Share on Vesting Date
2022 Performance RSUs	2/11/2025	13,205	$62.39
2022 Service RSU	2/11/2025	3,668	$62.39
2023 Service RSU	2/21/2025	3,070	$60.79
2023 Service RSU	5/31/2025	3,070	$65.35
2024 Service RSU	2/21/2025	1,888	$60.79
2024 Service RSU	5/31/2025	3,778	$65.35
2024 Profit Sharing RSU	5/31/2025	6,994	$65.35

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COMPENSATION DISCUSSION AND ANALYSIS
Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Sheryl D. Palmer	Taylor Morrison Cash Balance Pension Plan	20.0	132,584	—
Todd Merrill	Taylor Morrison Cash Balance Pension Plan	21.3	58,774	—

(1)
As of December 31, 2025, Ms. Palmer and Mr. Merrill were each fully vested in their retirement plan benefit. Pursuant to the terms of the Taylor Morrison Cash Balance Pension Plan, a year of service is credited once a participant has worked 1,000 hours in that year.

(2)
These amounts represent the actuarial present value of the total retirement benefit that would be payable to each respective named executive officer under the Taylor Morrison Cash Balance Pension Plan as of December 31, 2025. The following key actuarial assumptions and methodologies were used to calculate the present value of accumulated benefits under the Taylor Morrison Cash Balance Pension Plan: a discount rate of 5.23% and Pri-2012 Mortality Tables with IRS 2025 adjusted MP-2021 projection scale.

Pension benefits are provided to our named executive officers under the Taylor Morrison Cash Balance Pension Plan (the “Pension Plan”). Effective December 31, 2010, the Pension Plan was frozen as to new participants and future accruals. Ms. Palmer and Mr. Merrill are each eligible for early retirement under the Pension Plan.
The following table is an overview of the current terms and provisions of the frozen Pension Plan.

Pension Plan
Purpose	To provide a retirement benefit for eligible employees in recognition of their contributions to the overall success of our business.
Eligibility
U.S. salaried and hourly employees, including the named executive officers. The Pension Plan was frozen effective December 31, 2010. Employees hired January 1, 2011, or later are not eligible to participate in the Pension Plan.

Retirement Date & Early Retirement Date
Normal Retirement: The first day of the month coinciding with or next following the participant’s 65th birthday, or if later the participant’s fifth anniversary of joining the Pension Plan.
Early Retirement: The first day of the month coinciding with or next following the participant’s 50th birthday and has completed at least five years of service with us.

Pension Formula
Normal Retirement: Quarterly credits based on the employee’s age and eligible compensation (including regular compensation for services, commissions, bonuses, leave cash-outs, deferred compensation, but excluding separation payments), with the size of our contributions increasing based on the participant’s age. Our contributions range from 2% to 4% of eligible compensation, plus 1% of eligible compensation over the social security wage base. As of December 31, 2010, the Pension Plan was frozen with regard to pay credits.
Early Retirement: Same as normal retirement, however, if the participant elects to receive payments as of the early retirement date, the benefit will be equal to the actuarial equivalent of the normal retirement benefit.

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COMPENSATION DISCUSSION AND ANALYSIS

Pension Plan
Form of Benefit
Normal Retirement: Paid as a monthly pension commencing on the participant’s retirement date and continuing for the participant’s life, with survivor benefits following the participant’s death continuing to the participant’s spouse during the spouse’s life at a rate equal to 50% of the rate at which such benefits were payable to the participant (i.e., a joint and 50% survivor annuity). A participant who is unmarried at the time benefits become payable under the Pension Plan shall be entitled to a monthly pension continuing for the participant’s life. However, the form of distribution of such benefit shall be determined pursuant to the provisions of the pension plan (i.e., one lump-sum cash payment, monthly pension payable over the life of the participant, etc.).
Early Retirement: Same as normal retirement.

Potential Payments Upon Termination of Employment or Change in Control
The following summaries and tables describe and quantify the potential payments and benefits that we would provide to our named executive officers in connection with termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the termination of employment and/or change in control occurred on December 31, 2025. The amounts that would actually be paid to our executive officers upon a termination of employment will depend on the circumstances and timing of termination or change in control.
Severance Payments and Benefits under Employment Arrangements with Named Executive Officers
Employment Agreements. Under the employment agreements with our named executive officers, upon a termination without “cause” or a resignation for “good reason” (each as defined in the employment agreements and referred to herein as a “Qualifying Termination”), in addition to receiving the executive’s accrued but unpaid base salary, benefits, vacation pay, reimbursable expenses, and annual bonus earned but not paid in respect of a prior year (together, the “Accrued Benefits”), each named executive officer would be entitled to receive, subject to execution of a release of claims:
(a)
An amount of cash severance equal to a specified multiple of the sum of the named executive officer’s base salary and the higher of his or her target bonus or average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination. For Ms. Palmer, the severance multiple is 2.0 and her aggregate severance amount is paid in equal installments in accordance with our customary payroll practices over the 30-month period following such termination of employment. For Messrs. VanHyfte and Merrill the severance multiple is 1.5 and his aggregate severance payment is paid in equal installments in accordance with our customary payroll practices over the 18-month period following such termination of employment;

(b)	a COBRA subsidy (up to 30 months for Ms. Palmer and up to 12 months for our other named executive officers);
(c)	a prorated annual bonus for the year of termination, based on actual performance; and
(d)	up to 12 months of outplacement assistance.
However, if such termination occurs at any time (x) following the execution of a definitive agreement with a third party that, if consummated, would result in a “change in control” (as defined in the 2013 Omnibus Plan), but before such transaction is consummated (and subject to such consummation), or (y) within 24 months following a “change in control” ((x) or (y), as applicable, a “CIC Qualifying Termination”), then (i) the amount of cash severance payable under clause (a) above will be paid as a lump sum payment and the severance multiple for Ms. Palmer is 2.5 and the severance multiple

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COMPENSATION DISCUSSION AND ANALYSIS
for Messrs. VanHyfte and Merrill is 2.0; and (ii) each of our named executive officers will also be entitled to receive a prorated portion of the annual PS plan bonus for the year of termination of employment, based on actual performance for such year, and payable if and when annual PS plan bonuses are normally paid.
Ms. Palmer’s employment agreement also provides her with an opportunity to receive a special retirement bonus in the amount of $1,000,000, if she voluntarily terminates her employment from the homebuilding industry and does not resume employment in the industry in any capacity for a period of five years following such departure (a “Qualifying Retirement”). The special retirement bonus is payable in equal installments over the period that the first $1,000,000 in cash severance would have otherwise been payable if Ms. Palmer resigned for good reason or if we had terminated her employment without cause. In the event that Ms. Palmer resumes employment in the homebuilding industry within such five-year period, she will be required to repay the special retirement bonus to us.
On October 20, 2025, we entered into an amendment to Ms. Palmer’s employment agreement, which that Ms. Palmer will be entitled to the following retirement benefits in the event of a Qualifying Retirement, among others: (i) any time-based restricted stock unit awards and stock option awards granted to Ms. Palmer under the 2013 Omnibus Plan, after October 20, 2025 and at least three months prior to the date of such Qualified Retirement will vest in full and, in the case of stock option awards, such awards shall remain exercisable for the full term of such awards; (ii) any performance-based restricted stock unit awards granted to Ms. Palmer under the 2013 Omnibus Plan after October 20, 2025 and at least three months prior to the date of such Qualified Retirement will continue to be eligible to vest at the end of the applicable performance period (based on actual performance); (iii) the Company will make available to Ms. Palmer reasonable access to an administrative assistant for five years following her Qualified Retirement (the “Post-Retirement Period”); and (iv) the Company will provide Ms. Palmer and her dependents continued access to health insurance benefits during the Post-Retirement Period that are either provided under the Company’s health insurance plans or are substantially similar thereto (subject to commercial availability), with such benefits to be provided to Ms. Palmer at a net-after-tax cost that is substantially equal to the costs applicable to active employees.
Each of our named executive officers are party to a restrictive covenant agreement, which includes an 18-month post-employment non-compete and non-solicit of customers and employees in connection with certain terminations of employment; however, for Messrs. VanHyfte and Merrill, if termination is without cause by us or the executive resigns for good reason, the covenants apply only through the duration of the period in which the executive is receiving severance. In addition to the restrictive covenant agreements, each employment agreement includes restrictive covenants pertaining to confidential information, nondisparagement and intellectual property, and, in addition, Messrs. VanHyfte and Merrill have a two-year post-termination non-solicit of employees and non-solicit of customers and suppliers.
For purposes of the employment agreements, “cause” generally means (i) a material breach by the named executive officer of his or her respective employment agreement, any equity agreement or any of our policies (subject to up to a 15-day period to cure such breach or failure if reasonably susceptible to cure); (ii) the named executive officer’s gross negligence or willful misconduct, which is injurious to us (subject to up to a 15-day period to cure such breach or failure if reasonably susceptible to cure); or (iii) the named executive officer’s conviction of, or guilty plea (or plea of nolo contendere) or confession to, a felony or other crime involving dishonesty, fraud, breach of any fiduciary obligation to our board of directors or any of our equity holders, or unethical business conduct.
For purposes of the employment agreements, “good reason” generally means (i) any material diminution in the nature or status of named executive officer’s title, duties, responsibilities or authority, including by reason of such executive’s no longer holding a certain position of a publicly traded company following a change in control, (ii) any material diminution in the named executive officer’s base salary or bonus opportunity, other than a decrease in base salary or bonus opportunity that applies to a similarly situated class of employees, (iii) a material breach of the employer’s obligations under the Employment Agreement, or (iv) a change of the named executive officer’s principal place of business to a location more than 50 miles from its then present location; provided, that the named executive officer provides us with written notice of any fact or circumstance believed by him or her to constitute good reason within 90 days of the occurrence of such fact or circumstance and subject to a 30-day period to cure such fact or circumstance.
For purposes of the employment agreements, “change in control” has the same meaning contained in the 2013 Omnibus Plan (or any successor plan thereto).

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COMPENSATION DISCUSSION AND ANALYSIS
Treatment of Equity Awards upon Termination (Not in Connection with a Change in Control).
Generally. Under the terms of our 2013 Omnibus Plan and the award agreements for awards issued thereunder, generally, upon any termination of employment, whether with or without “cause” or “good reason,” or by reason of an employee’s death or disability, unvested stock options and RSUs (both Service RSUs and Performance RSUs) are forfeited for no consideration. Vested stock options may be exercised for a period of 90 days following a termination without “cause” or for “good reason,” and for a period of one year following a termination by reason of death or disability. If an employee is terminated for cause, all of the employee’s stock options, whether vested or unvested, expire immediately upon termination.
Retirement Eligible Awards. For each of our named executive officers, upon an Eligible Retirement, any equity awards received at least 12 months (3 months in the case of awards granted to Ms. Palmer after October 20, 2025) prior to such Eligible Retirement (other than Service RSUs received in respect of our PS plan, which are eligible upon grant) will be treated as follows:
•	Performance RSUs will continue to be eligible to vest at the end of the applicable three-year performance period (based on actual performance); and
•
Service RSUs and stock options will vest in full, and our named executive officers will generally be permitted to exercise such vested stock options during the one year following such Eligible Retirement (or, in the case of any stock options granted to Ms. Palmer after October 20, 2025, for the duration of their term).

Under the equity award agreements, an “Eligible Retirement” is defined to include any termination of the executive officer’s employment for any reason other than for “cause” at a time when (i) he or she has completed a minimum of five years of employment with the Company and its subsidiaries and attained at least 55 years of age, and (ii) his or her age plus years of consecutive employment equals at least 70. As of December 31, 2025, Ms. Palmer was retirement eligible.
Death; Disability. Pursuant to the terms of our named executive officer’s employment agreements, upon a termination of employment by the Company as a result of the named executive officer’s death or disability (as defined in their respective employment agreements) with respect to any equity awards granted to the named executive officer:
•
All equity awards subject to performance conditions, will continue to be eligible to vest at the end of the applicable performance period (based on actual performance); however, the executive will only be eligible to vest in a prorated portion of each such award. Such proration will be based on a fraction, the numerator of which is the number of completed months in the applicable performance period (or term of similar meaning) at the time of such termination and the denominator of which is the number of months in the applicable performance period, multiplied by the number of shares of common stock which are finally determined to be earned and subject to the performance award following the completion of the performance period; and

•
All equity awards subject to service-based vesting conditions only, will vest in full as of the date of such termination, and our named executive officers (or their beneficiaries, if applicable) will generally be permitted to exercise such vested stock options during the one year following such termination.

Change in Control Benefits
We do not provide our named executive officers with any single-trigger change in control payments or benefits. If a change in control were to have occurred on December 31, 2025, and our named executive officers remained employed by us, there would have been no payments due to our named executive officers under any of our plans.
In addition to the enhanced severance described above following a CIC Qualifying Termination, our named executive officers’ outstanding stock options will become immediately vested and exercisable and outstanding Service RSU awards will become 100% vested upon a CIC Qualifying Termination. For equity awards subject to a performance condition (including Performance RSUs), upon a change in control, all performance goals applicable to awards that vest based on both the completion of a period of service and the satisfaction of a performance condition will be deemed achieved at the “target” level, and such named executive officer will be eligible to vest in the performance award on the

62	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
last date of the applicable service period, subject to each grantee’s continued employment through that date. However, if the named executive officer experiences a CIC Qualifying Termination, then the grantee will vest in the performance award on the date of termination (or the date of the change in control, if later).
The employment agreements provide that, to the extent a named executive officer would be subject to Section 280G or 4999 of the Code, the named executive officer’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the named executive officer’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the named executive officer paid the applicable excise tax. No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, or any other U.S. federal, state, and local income tax.
Calculations of Benefits to Which Executives Would be Entitled
The following table summarizes the severance benefits that would have been payable to Ms. Palmer and Messrs. VanHyfte and Merrill upon (i) a Qualifying Termination, (ii) a retirement, (iii) a CIC Qualifying Termination, and (iv) a termination by the Company due to the named executive officer’s death or disability, assuming, in each case, that the triggering event or events occurred on December 31, 2025. All numbers have been rounded to the nearest whole dollar. The dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated to be as follows:

2026 Proxy Statement	63

COMPENSATION DISCUSSION AND ANALYSIS
Estimated Payments and Benefits upon Termination or in Connection with a Change in Control

Name and Form of Compensation	Qualifying Termination ($)	Retirement ($)	CIC Qualifying Termination ($)	Death/ Disability ($)
Sheryl D. Palmer
Base Severance	13,449,939(1)	—	16,812,424(7)	—
Prorated Bonus	886,875(2)	—	886,875(2)	—
Profit Sharing Bonus			1,075,000
Continued Benefits	31,117(3)	424,034(11)	31,117(3)	—
Outplacement Services	10,000(4)	—	10,000(4)	—
Accelerated Vesting of Equity Awards(10)	17,143,421(5)	17,143,421(5)	17,932,112(8)	11,791,169(9)
Retirement Bonus	—	1,000,000(6)	—	—
Total	31,521,352	18,567,455	36,747,529	11,791,169
Curt VanHyfte
Base Severance	3,360,491(1)	—	4,840,654(7)	—
Prorated Bonus	526,731(2)	—	526,731(2)	—
Profit Sharing Bonus			638,462
Continued Benefits	25,153(3)	—	25,153(3)	—
Outplacement Services	10,000(4)	—	10,000(4)	—
Accelerated Vesting of Equity Awards(10)	(5)		3,660,659(8)	2,069,912(9)
Total	4,192,374		9,701,659	2,609,912
Todd Merrill
Base Severance	1,376,689(1)	—	1,835,585(7)	—
Prorated Bonus	278,438(2)	—	278,438(2)	—
Profit Sharing Bonus			337,500
Continued Benefits	25,153(3)	—	25,153(3)	—
Outplacement Services	10,000(4)	—	10,000(4)	—
Accelerated Vesting of Equity Awards(10)	—(5)		989,827(8)	506,691(9)
Total	1,690,279	—	3,476,503	506,691

(1)
Under her employment agreement, Ms. Palmer is entitled to a severance amount equal to two times the sum of (x) her annual base salary and (y) the higher of her (A) target bonus or (B) average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination. For Ms. Palmer, severance is paid in equal installments over a period of 30 months. Under their respective employment agreement, Messrs. VanHyfte and Merrill each is entitled to a severance amount equal to 1.5 times the sum of (x) his annual base salary and (y) the higher of his (A) target bonus or (B) average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination. For Messrs. VanHyfte and Merrill, severance is paid in equal installments over a period of 18 months.

(2)
Pursuant to their respective employment agreements, each of our named executive officers is entitled to a prorated annual bonus for the fiscal year in which employment terminates based on actual performance. For purposes of this table, we have calculated the bonuses assuming that the executive would have received his or her annual bonus based on the actual performance results under our 2025 annual bonus program. We have assumed that the financial targets in the 2025 annual bonus program were able to be determined as of December 31, 2025.

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COMPENSATION DISCUSSION AND ANALYSIS
(3)
These amounts reflect the estimated COBRA premiums for the executives and their respective eligible dependents enrolled (if any) in any then-existing group health plans for one year (or in the case of Ms. Palmer, 30 months) as required by their respective employment agreements and assumes that the executive does not become eligible for other health coverage.

(4)	This amount reflects the value of 12 months of outplacement services.
(5)
As of December 31, 2025, Ms. Palmer would have satisfied the age and service requirements with respect to her 2023 and 2024 equity awards (the 2025 equity awards would not be eligible for retirement treatment) to qualify for Eligible Retirement and benefit from the additional equity vesting opportunities described above. Following an Eligible Retirement, retirement eligible Service RSUs and stock options will vest in full and retirement eligible Performance RSUs remain outstanding and eligible to be earned and vest as if the named executive officer had remained employed through the end of the performance period. For purposes of this table, we have included the estimated value of the outstanding Performance RSUs that were retirement eligible as reported in the Outstanding Equity Awards at Fiscal Year-End above. See the Outstanding Equity Awards at Fiscal Year-End above for additional information with respect to outstanding unvested options, Service RSUs and Performance RSUs.

(6)
Pursuant to the terms of her employment agreement, in the event Ms. Palmer voluntarily terminates employment in connection with her retirement from the homebuilding industry, in lieu of the salary continuation, prorated bonus and continued benefits payments set forth above, we will pay her a special retirement bonus equal to $1,000,000, which is payable in equal installments as described above.

(7)
Pursuant to their respective employment agreements, Ms. Palmer and Messrs. VanHyfte and Merrill will receive a lump sum payment equal to two and a half times (two times Messrs. VanHyfte and Merrill) the sum of such executive’s (x) base salary and (y) the higher of his or her (A) target bonus or (B) average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination. In addition, each of Ms. Palmer and Messrs. VanHyfte and Merrill are also entitled to receive a prorated portion of the annual PS plan bonus for the year of termination of employment, based on actual performance for such year.

(8)
Represents the in-the-money value of unvested stock options, unvested Service RSUs, and unvested Performance RSUs (at target-level of performance) associated with the acceleration of the vesting of such equity awards under the terms of each named executive officer’s respective employment agreement.

(9)
Pursuant to her employment agreement, if Ms. Palmer’s employment is terminated by us on account of her death or disability, then Service RSUs and stock options will vest in full and Performance RSUs remain outstanding and eligible to be earned and vest in a prorated portion of each such performance RSU award as if Ms. Palmer had remained employed through the end of the performance period. For purposes of this table, we have included the estimated value of the outstanding Performance RSUs that were reported in the Outstanding Equity Awards at Fiscal Year-End above, but have excluded any value attributable to the shares allocable to the 2024 tranches of the outstanding Performance RSU awards. See the Outstanding Equity Awards at Fiscal Year-End above for additional information with respect to outstanding unvested options, Service RSUs and Performance RSUs.

(10)
For RSUs, the values in the table above were based on the NYSE closing price of $58.87 per share of our common stock on December 31, 2025, the last business day of 2025, and, in the case of stock options, were based on the difference between such closing price and the exercise price of the stock option.

(11)
These amounts reflect the estimated cost to the Company of providing Ms. Palmer with the following benefits during the Post-Retirement Period pursuant to the terms of her employment agreement: (i) continued access to health insurance benefits that are either provided under the Company’s health insurance plans or are substantially similar thereto and (ii) reasonable access to an administrative assistant employed by the Company to assist Ms. Palmer in managing her personal affairs.

The severance benefits set forth in the preceding table exclude the amounts that would be payable to Ms. Palmer pursuant to the Taylor Morrison Cash Balance Plan, which is described under the heading “Pension Benefits.”
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Sheryl D. Palmer.
For 2025, our last completed fiscal year:
•	The median Annual Total Compensation of all employees of our Company (other than our CEO), was $136,524.
•	The Annual Total Compensation of Ms. Palmer was $10,075,397.
Accordingly, the ratio of Ms. Palmer’s Annual Total Compensation to the median employee’s Annual Total Compensation was 73.8 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
SEC rules require a company to identify the median-compensated employee only once every three fiscal years, absent material changes to the employee population during that period. Because there were no such material changes in our employee population since we undertook to identify the median-compensated employee for determination of the ratio for fiscal 2023, we elected to use the same employee for calculating the fiscal 2025 ratio. For a discussion of how we identified our median employee, see our annual proxy statement filed April 10, 2024 under “CEO Pay Ratio Disclosure.”

2026 Proxy Statement	65

Pay Versus Performance
Disclosure
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the 1934 Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the named executive officers or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 28.
The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO named executive officers (collectively, the “Non-PEO NEOs”) as presented in the Summary Compensation Table on page 49, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Non-PEO NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.

Year (a)	Summary Compensation Table Total for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Value of Initial Fixed $100 Investment on Dec. 31, 2020 Based On:		Net Income ($) (thousands) (h)	EBT (Millions) (i)
					Total Shareholder Return (f)	S&P Homebuilder Index Total Shareholder Return (g)
2025	$10,075,397	$13,287,037	$2,051,407	$2,432,042	$230	$179	$782,500	$1,042.0
2024	15,415,093	23,902,046	4,151,517	5,253,279	239	181	883,309	1,156.1
2023	14,351,112	25,040,704	3,828,426	5,415,176	208	166	768,929	1,017.8
2022	8,795,572	6,860,620	2,340,574	1,922,659	118	105	1,052,800	1,392.7
2021	12,063,477	17,731,294	3,826,353	4,513,478	136	149	663,026	863.1

Names of PEO and Non-PEO NEOs (Column (b); Column (c); Column (d); Column (e))
2025: PEO: Sheryl D. Palmer; Non-PEO NEOs: Curt VanHyfte, Todd Merrill and Darrell Sherman
2024: PEO: Sheryl D. Palmer; Non-PEO NEOs: Curt VanHyfte, Darrell Sherman
2023: PEO: Sheryl D. Palmer; Non-PEO NEOs: Curt VanHyfte, Darrell Sherman and Lou Steffens
2022: PEO: Sheryl D. Palmer; Non-PEO NEOs: Lou Steffens, Darrell Sherman
2021: PEO: Sheryl D. Palmer; Non-PEO NEOs: David Cone, Darrell Sherman

66	2026 Proxy Statement

Pay Versus Performance Disclosure
Adjustments to Calculate Compensation Actually Paid to PEO and Average Compensation Actually Paid to Non-PEO NEOs
The table below describes the adjustments, each of which is required by SEC rules, to calculate the fiscal 2025 CAP Amounts from the SCT Total of our PEO (Column (b)) and our Non-PEO NEOs (Column (d)). The SCT Total and CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v).

	2025
Adjustments	PEO	Non-PEO NEOs*
SCT Total	10,075,397	2,051,407
Adjustments for defined benefit pension plans
(Deduct): Aggregate change in actuarial present value included in SCT Total for the covered fiscal year	(7,305)	(2,171)
Add: Service cost for the covered fiscal year	0	0
Add: Prior service cost for the covered fiscal year	0	0
Adjustments for stock awards and option awards**
(Deduct): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	(6,999,944)	(991,744)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	7,359,839	791,378
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	1,739,296	515,131
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	0	0
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	1,119,754	68,041
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	0	0
Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	0	0
CAP Amounts (as calculated)	13,287,037	2,432,042

*	Amounts presented are averages for the entire group of Non-PEO NEOs in 2025.
**	To determine the value of Market-Based Awards included in CAP, the Monte-Carlo valuation model valuation model was used.
Total Shareholder Return (Column (f); Column (g))
Total shareholder return, displayed as the change in value of an initial $100 investment over the years covered by the table.
Peer Group Total Shareholder Return (Column (g))
The peer group used in this disclosure is the S&P Homebuilding Index, which is the same peer group used in our Form 10-K.

2026 Proxy Statement	67

Pay Versus Performance Disclosure
Net Income (Column (h))
Net Income as reported in the Company’s Consolidated Statements of Income included in our Form 10-K.
Earnings Before Taxes (EBT) (Column (i))
Earnings Before Taxes is referred to as “EBT” in our named executive officers’ incentive programs.
EBT was determined to be the most important financial performance measure linking CAP to Company performance for 2025 and therefore was selected as the 2025 “Company-Selected Measure” as defined in Item 402(v).
Financial Performance Measures
The following table lists the financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link CAP for our named executive officers to Company performance for 2025.

Tabular List
EBT
Revenue
RONA

Relationship Between Compensation Actually Paid and Performance
The graphs below show the relationship of “compensation actually paid” to our PEO and Non-PEO NEOs to (i) EBT, (ii) the Company’s net income and (iii) TSR of both the Company and the S&P Homebuilding Index.
CAP, as calculated in accordance with Item 402(v), reflects, among others, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the price of our Common Stock at year end, as well as the projected and actual achievement of performance goals. These adjustments contributed significantly to the change in CAP reported for 2021 to 2022.
Pay Versus TSR 2021-2025

68	2026 Proxy Statement

Pay Versus Performance Disclosure
Pay Versus Net Income 2021-2025

Pay Versus EBT 2021-2025

2026 Proxy Statement	69

Proposal 2
Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)
The Board of Directors Recommends a Vote
FOR
the Advisory Vote to Approve the Compensation of our Named Executive Officers.
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the requirements of the SEC, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our board of directors and compensation committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs. We intend to conduct future advisory votes on the compensation of our named executive officers every year.
As described in more detail in the Compensation Discussion and Analysis, our executive compensation programs are designed to have the following attributes:
•	A balanced mix of short-term cash compensation and long-term equity-based compensation;
•	Use of multiple performance measures with no guaranteed incentive payouts;
•	Payouts in respect of performance awards under our executive compensation programs are capped;
•	Limitations on the amount of awards that can be made under our equity incentive plans;
•	All programs are designed and overseen by an independent compensation committee that retains their own independent advisor;
•
An anti-hedging policy applicable to all employees (including our executive officers and directors) that prohibits purchases of our stock on margin, calls or similar options on our stock, or selling our stock short;

•	An appropriate level of severance protection to ensure continuity of service;
•	No single-trigger change in control features in any of our programs;
•	No gross ups for any excise or other penalty taxes related to compensation paid;
•	Forfeiture of equity awards upon violation of certain post-employment restrictive covenants;
•	Clawback of certain cash and equity incentive compensation; and
•	A modest use of perquisites, which do not make up a material portion of the compensation and benefits provided to our named executive officers.
We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2025 and how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The compensation committee and our board of directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

70	2026 Proxy Statement

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this Proxy Statement.”
The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the effect of voting against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

2026 Proxy Statement	71

Proposal 3
Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers (Say on Frequency)
The Board of Directors Recommends a Vote to Conduct Future Advisory Votes to Approve the Compensation of our Named Executive Officers Every
ONE YEAR.
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal 2 above. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our named executive officers every one, two or three years.
The board of directors has determined that holding an advisory vote to approve the compensation of our named executive officers every year is the most appropriate policy at this time.
Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the board of directors and the compensation committee will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.
The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
We are required to present a stockholder proposal on the frequency of the advisory say-on-pay vote every six years. After this Annual Meeting, the next advisory say-on-frequency vote is scheduled for 2032.

72	2026 Proxy Statement

Proposal 4
Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm
The Board of Directors Recommends a Vote
FOR
the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026.
The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as our independent public accounting firm since 2011. We expect that representatives of Deloitte & Touche LLP will be present virtually at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Our board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the appointment, the audit committee may reconsider whether to retain Deloitte & Touche LLP. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
The following table provides information regarding the fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2025 and 2024. All fees described below paid to Deloitte & Touche LLP were pre-approved by the audit committee.

	2025	2024
Audit Fees	$1,928,850	$2,167,525
Audit-Related Fees	89,250	—
Tax Fees	843,576	741,282
All Other Fees	5,685	5,685
Total	$2,867,361	$2,914,492

Audit Fees
This category includes the aggregate fees during 2025 and 2024 for audit services provided by the independent registered public accounting firm or its affiliates, including for the audits of our annual consolidated financial statements, reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q and certain subsidiary financial statement audits.

2026 Proxy Statement	73

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit-Related Fees
This category includes the aggregate fees during 2025 and 2024 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category, including fees associated with (i) assistance in undertaking and applying financial accounting and reporting standards, (ii) accounting assistance with regard to actual and proposed transactions, (iii) services rendered in connection with registration statements and similar securities offering materials and (iv) the preparation and review of documents related to our securities offerings.
Tax Fees
This category includes the aggregate fees during 2025 and 2024 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice.
All Other Fees
Other fees include fees to the independent registered public accounting firm or its affiliates for annual subscriptions to online accounting and tax research software applications and data.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services
Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. The audit committee’s authority to pre-approve such services is set forth in the charter of the audit committee, which is available on the Investor Relations page of our corporate website, www.taylormorrison.com. The audit committee considered whether the non-audit services rendered by and fees paid to Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence as the independent registered public accounting firm of our financial statements and concluded that they were.
The proposal will be approved by the affirmative vote of the majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the effect of voting against the proposal. Brokers may vote shares with respect to this proposal in the absence of client instructions and, thus, there will be no broker non-votes with respect to this proposal.

74	2026 Proxy Statement

Audit Committee
Report
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States and for expressing opinions on our internal control over financial reporting.
The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable standards of the PCAOB and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. The audit committee has also discussed with Deloitte & Touche LLP their independence.
Based on its reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
AUDIT COMMITTEE*
David C. Merritt (Chair)
Anne L. Mariucci
Denise F. Warren
*	Members of the Audit Committee as of February 18, 2026, the date of the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2026 Proxy Statement	75

Security Ownership of Certain Beneficial
Owners, Directors and Management
The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of the Record Date (unless otherwise noted) by:
•	each person who is known by us to be the beneficial owner of more than 5% of any class or series of our capital stock;
•	each of our directors and each executive officer who has been deemed a “named executive officer” pursuant to SEC rules; and
•	all of our directors and executive officers as a group.
The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
The percentages included in the following table are based on 94,744,988 shares of common stock outstanding as of the Record Date.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Beneficial Owners of More than 5%
BlackRock, Inc.(3)	13,333,596	13.1%
The Vanguard Group(4)	11,382,031	11.3%
Dimensional Fund Advisors LP(5)	6,738,366	6.6%
Named Executive Officers and Directors
Sheryl D. Palmer(6)(7)	1,076,831	1.13%
Curt VanHyfte	48,130	*
Todd Merrill	26,844	*
Darrell C. Sherman(8)	136,343	*
Peter Lane	73,904	*
Anne L. Mariucci(9)	84,198	*
David C. Merritt	62,298	*
Heather C. Ostis	3,096	*
Andrea Owen	38,597	*
Denise F. Warren	31,851	*
Amanda Whalen	—
Christopher Yip	20,199	*
All Current Directors and Executive Officers as a group (12 persons)(10)	1,465,948	1.67%

76	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners, Directors and Management
*	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is: 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251.
(2)
The number of shares reported under “Common Stock Beneficially Owned” represents as of the Record Date: (a) shares of common stock; (b) vested stock options; (c) vested DSUs; and (d) unvested stock options, unvested RSUs and unvested DSUs that, in each case, will vest within 60 days of the Record Date (such collective amount in (a)-(d), the “Holder’s Beneficial Ownership,” and such collective amount in (b)-(d), the “Holder’s Vested and Vesting Equity”). The percentage reported under “Common Stock Beneficially Owned” reflects the Holder’s Beneficial Ownership divided by the sum of (x) the shares of common stock outstanding as of the Record Date and (y) the Holder’s Vested and Vesting Equity.

The Holders’ Vested and Vesting Equity as of the Record Date for each of our directors, named executive officers and directors and executive officers as a group is as follows:

Name	Options	RSUs	DSUs
Sheryl D. Palmer	608,875	—	—
Curt VanHyfte	19,352	—	—
Todd Merrill	23,489	—	—
Darrell C. Sherman	27,126	—	—
Peter Lane	—	—	73,904
Anne L. Mariucci	—	3,096	21,994
David C. Merritt	—	—	62,298
Heather C. Ostis	—	3,096	—
Andrea Owen	—	—	38,597
Denise F. Warren	—	3,096	28,755
Amanda Whalen	—	—	—
Christopher Yip	—	—	9,269
All Current Directors and Executive Officers as a group (12 persons)(8)	651,716	9,288	234,817

(3)
As reported in a Schedule 13G/A filed with the SEC on April 28, 2025, Blackrock, Inc. has sole voting power over 13,141,285 shares of our common stock and sole dispositive power over 13,333,596 shares of our common stock. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.

(4)
As reported in a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power over 99,098 shares of our common stock, sole dispositive power over 11,171,857 shares of our common stock and shared dispositive power over 210,174 shares of our common stock. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).

(5)
As reported in a Schedule 13G/A filed with the SEC on April 15, 2025, Dimensional Fund Advisors LP has sole voting power over 6,583,342 shares of our common stock and sole dispositive power over 6,738,366 shares of our common stock. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)	Includes 19,211 shares of our common stock held by the Sheryl D. Palmer Trust, of which Ms. Palmer is a trustee and sole beneficiary.
(7)	Includes 180,801 share of our common stock held by The Palmer Family Delaware Dynasty Trust, of which Ms. Palmer is the Investment Adviser.
(8)	Mr. Sherman retired from the Company effective May 31, 2025, and the amount for Mr. Sherman is to the Company’s knowledge as of his retirement date.
(9)	Includes 10,917 shares of our common stock held in a family trust, of which Ms. Mariucci serves as trustee.
(10)	Reflects security ownership of our current directors and executive officers.

2026 Proxy Statement	77

Certain Relationships and Related
Person Transactions
Indemnification of Directors and Officers
We enter into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.
Related Person Transaction Policy
We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our audit committee. In accordance with our Related Person Transaction Policy, our audit committee has overall responsibility for the implementation and compliance with this policy.
For the purposes of our Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in our Related Person Transaction Policy) had, has or will have a direct or indirect material interest, in excess of $120,000. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship which has been reviewed and approved, or recommended to the board of directors for approval, by our board of directors or compensation committee (or group of independent directors performing a similar function).
Our Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration. Under our Related Person Transaction Policy, only our audit committee or audit committee chair will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our audit committee so that it may determine whether to ratify, rescind or terminate the related person transaction. Our Related Person Transaction Policy also provides that our audit committee or audit committee chair will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders.
In reviewing a related person transaction for ratification, or a previously approved or ratified related person transaction for rescission or termination, the audit committee will consider the relevant facts and circumstances, including (i) the importance and fairness of the transaction both to the Company and to the related person; (ii) the business rationale for engaging in the transaction and the benefits to the Company of the proposed related person transaction; (iii) whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company; (iv) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (v) whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons or are on terms no less favorable than would have been obtained in an arm’s length transaction with an unaffiliated third party; (vi) if applicable, the availability of other sources of comparable products or services; and (vii) any other matters that the audit committee (or audit committee chair) deems appropriate.

78	2026 Proxy Statement

Additional
Information
List of Stockholders of Record
In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251.
Submission of Stockholder Proposals at Next Year’s Annual Meeting
To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2027 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 11, 2026, unless the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or after May 21, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.
For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2027 Annual Meeting of Stockholders, stockholders are advised to review our By-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between January 21, 2027 and February 20, 2027 for the 2027 Annual Meeting of Stockholders. In the event that the 2027 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after May 21, 2027, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2027 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2027 Annual Meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2027 Annual Meeting of Stockholders, either by mail or other public disclosure.
All proposals should be sent to our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attention: Office of the Secretary.
We advise you to review our By-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Office of the Secretary at the address set forth above.
Consideration of Stockholder-Recommended Director Nominees
Our nominating and governance committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our By-laws as described above to our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attention: Office of the Secretary.
As required by our By-laws, stockholders should include the name, biographical information and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our By-laws. Evaluation of any such recommendations is the responsibility of the nominating and governance committee. In the event of any stockholder recommendations, the nominating and governance committee will evaluate the persons recommended in the same manner as other candidates.

2026 Proxy Statement	79

Additional Information
Communications with the Board of Directors
Any stockholder or other interested party may contact our board of directors as a group, our non-employee directors as a group, or any individual director by sending written correspondence to the following address: Board of Directors, Taylor Morrison Home Corporation, Attn: Office of the Secretary, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251. Stockholders or other interested parties should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. The Chief Legal Officer and Secretary will review all correspondence and will forward to the board of directors or an individual director a summary of the correspondence received and copies of correspondence that the Chief Legal Officer and Secretary determines requires the attention of the board of directors or such individual director. The board of directors and any individual director may at any time request copies and review all correspondence received by the Chief Legal Officer and Secretary that is intended for the board of directors or such individual director.
Delivery of Materials to Stockholders with Shared Addresses
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who shares an address with another such holder of our common stock is only being sent one Notice or set of proxy materials, unless such holder has provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact our investor relations department by telephone at (480) 734-2060, by email at investor@taylormorrison.com or by writing to Investor Relations, Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251.
Taylor Morrison Home Corporation

Todd Merrill
Executive Vice President,
Chief Legal Officer and Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are available on the Investor Relations page of our corporate website at www.taylormorrison.com under the category “Financials.” Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Office of the Secretary
Taylor Morrison Home Corporation
4900 N. Scottsdale Road
Suite 2000
Scottsdale, Arizona 85251

80	2026 Proxy Statement

Aurora at Luna Park | Southern California, CA

Copyright © 2026 Taylor Morrison, Inc. All rights reserved.

TAYLOR MORRISON HOME CORPORATION (TMHC)
4900 N. SCOTTSDALE ROAD, SUITE 2000
SCOTTSDALE, AZ 85251

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TMHC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than May 20, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92078-P46042

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAYLOR MORRISON HOME CORPORATION (TMHC)

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Peter Lane	☐	☐	☐
1b. Anne L. Mariucci	☐	☐	☐
1c. Heather C. Ostis	☐	☐	☐
1d. Andrea Owen	☐	☐	☐
1e. Sheryl D. Palmer	☐	☐	☐
1f. Denise F. Warren	☐	☐	☐
1g. Amanda Whalen	☐	☐	☐
1h. Christopher Yip	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4 and 1 YEAR on proposal 3.

	For	**Against**	**Abstain**
2. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V92079-P46042

TAYLOR MORRISON HOME CORPORATION (TMHC)
Annual Meeting of Stockholders
May 21, 2026, 8:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Todd Merrill and Curt VanHyfte, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TAYLOR MORRISON HOME CORPORATION (TMHC) that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on May 21, 2026, virtually at www.virtualshareholdermeeting.com/TMHC2026, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed, but no such direction is made, this proxy will be voted "FOR" the director nominees listed on the reverse side and "FOR" proposals 2 and 4, for "1 Year" on proposal 3, and at the discretion of the proxy holders on any other matter(s) that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side